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                                                                  EXHIBIT 10.1



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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                             THE HOTEL GROUP, INC.,

                                  AS BORROWER,

                                 SHOLODGE, INC.,

                                  AS HOLDINGS,

                                       AND

             THE FINANCIAL INSTITUTIONS THAT ARE SIGNATORIES HERETO,

                                  THE LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION,

                                    AS AGENT

                           DATED AS OF AUGUST 27, 1999



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                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 27, 1999, between and among, on the one hand, the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent for the Lenders ("Agent"), and, on the other hand, SHOLODGE, INC., a Tennessee corporation ("Holdings") and THE HOTEL GROUP, INC., a Kansas corporation ("Borrower").

       The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

       1.1  DEFINITIONS.

         As used in this Agreement, the following terms shall have the following definitions:

         "Accounts" means all of a Person's currently existing and hereafter arising "accounts" (as that term is defined in the Code), and any and all credit insurance, guaranties, or security therefor.

          "Additional Collateral Inclusion Date" has the meaning set forth is
Section 4.5.

          "Additional Pledged Deed of Trust Assignments" means recordable assignments of Additional Pledged Deeds of Trust from an Obligor to Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent.

          "Additional Pledged Deeds of Trust" means the mortgages or deeds of trust securing Additional Pledged Notes.

          "Additional Pledged Notes" means the notes, itemized on Schedule A-1, pledged by an Obligor in support of the increase in Commitments to the Maximum Facility Amount, and such term shall also include notes pledged by an Obligor pursuant to Section 4.5.

          "Additional Pledged Note Endorsements" means blank endorsements of the Additional Pledged Notes from an Obligor to Agent, in form and substance satisfactory to Agent.


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          "Additional Pledged Note Estoppels" means estoppel certificates from the obligors on the Additional Pledged Notes in form and substance satisfactory to Agent.

          "Additional Pledged Note Obligor Notifications" means notifications signed by the appropriate Obligor and Agent to the obligors on the Additional Pledged Notes notifying those obligors of the assignment of the Additional Pledged Notes from such Obligor to Agent for the benefit of the Lender Group, and directing them to make all payments with respect to the Additional Pledged Notes to the Concentration Account or to the post office box address provided for in the Concentration Account Agreement the proceeds of which are deposited into the Concentration Account, in form and substance satisfactory to Agent.

          "Additional Pledged Title Policies" means the original lenders' policies of title insurance issued with respect to the Additional Pledged Deeds of Trust, together with all amendments, endorsements, attachments, and supplements relating thereto.

          "Additional Pledged Title Policy Assignment Endorsements" means original endorsements with respect to the Additional Pledged Title Policies, issued by the issuers of such Additional Pledged Title Policies, adding Agent for the benefit of the Lender Group as an assignee or additional insured with respect to the insurance coverage thereunder.

          "Advances" has the meaning set forth in Section 2.1.

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

          "Agent" means Foothill Capital Corporation, a California corporation, solely in its capacity as agent for the Lenders, and shall include any successor agent.

          "Agent's Account" has the meaning set forth in Section 2.7.

          "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

          "Agent's Liens" means the Liens granted by an Obligor to Agent for the benefit of the Lender Group under this Agreement and the other Loan Documents.

          "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, counsel, and agents.

          "Agreement" has the meaning set forth in the preamble hereto.



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          "Amendments to Intercreditor Agreements" means, collectively, amendments to those certain Intercreditor Agreements among each of the purchasers under the Motel Purchase Agreement, Borrower (Shoney's Inn, Inc. as to the Gallatin, Tennessee property, and Shoney's Inns of New Orleans, Ltd. as to the New Orleans property), U.S. Bank Trust National Association and First Union (except as to the New Orleans property) substituting Agent for First Union or adding Agent, as applicable, under each such Intercreditor Agreement, such amendments to be in form and substance acceptable to Agent, in its Permitted Discretion.

          "Applicable NOI Multiple" means the following stated NOI numbers set forth below under the heading "NOI Multiple" with respect to the specified levels of Subordinated Indebtedness set forth below:


-------------------------------------------------------------------------------
   Amount of Subordinated Indebtedness                      NOI Multiple
   -----------------------------------                      ------------
-------------------------------------------------------------------------------
>$75,000,000                                                    5.0
-------------------------------------------------------------------------------
>$50,000,000 and <$75,000,000                                   4.0
                 -
-------------------------------------------------------------------------------
<$50,000,000                                                    3.0
-
-------------------------------------------------------------------------------


          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to that date which is 120 days after the Closing Date (the "120 Day"), 1% times the Interim Facility Amount, (b) during the period of time from and after the 120 Day and prior to the Maximum Facility Amount Availability Date, zero (0), (c) if applicable, during the period of time from and after the Maximum Facility Amount Availability Date and prior to the second anniversary of the Closing Date, 1% times the Maximum Facility Amount, and (d), if applicable, during the period of time from and after the Maximum Facility Amount Availability Date and after the second anniversary date of the Closing Date and prior to Maturity Date, 0.5% times the Maximum Facility Amount.

          "Asset" means any interest in any kind of property or asset, whether real, personal, or mixed, and whether tangible or intangible.

          "Asset Disposition" is defined in the definition of "Net Cash
Proceeds."

          "Assignee" has the meaning set forth in Section 14.1.

          "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-2 attached hereto.



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


          "Authorized Person" means any officer or other employee of Borrower.

          "Availability" means, as of the date of the determination thereof, the amount that Borrower is entitled to borrow as Advances under Section 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Swing Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower) is subtracted from (b) the lesser of (i) the Interim Revolver Amount or the Maximum Revolver Amount, as then in effect, less the Letter of Credit Usage, or (ii) the Borrowing Base less the sum of (x) the then outstanding principal amount of the Term Loan and (y) Letter of Credit Usage.

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended, and any successor statute.

          "Base Rate" means, the rate of interest announced within Wells Fargo Bank, N.A. ("Wells Fargo") at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

          "Baseline NOI" means (i) from the Closing Date to the Maximum Facility Amount Availability Date, the NOI attributable to the Underlying Real Property Collateral which secures the Pledged Notes, and (ii) after the Maximum Facility Amount Availability Date, the NOI attributable to the Underlying Real Property Collateral which secures the Pledged Notes and the Additional Pledged Notes and the Jonesboro Property, all as set forth on Schedule A-1, and (iii) plus, from time to time, the NOI attributable to additional parcels of Underlying Real Property Collateral or Real Property Collateral added by amendment to Schedule A-1 as provided in Section 4.5.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which an Obligor or ERISA Affiliate of an Obligor has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Books" means, with respect to any Obligor, all of such Obligor's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

          "Borrower" has the meaning set forth in the preamble to this Agreement.





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


          "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or Agent on behalf thereof, to Borrower, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

          "Borrowing Base" has the meaning set forth in Section 2.1.

          "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

          "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Lenders), (c) commercial paper maturing no more than 1 year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Required Lenders), (d) certificates of deposit (domestic or eurodollar), bankers' acceptances, or time deposits maturing within 1 year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500,000,000 ("Qualifying Lenders"), (e) repurchase agreements and reverse repurchase agreements with Qualifying Lenders, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions with Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"), and provided further that possession or control of the underlying securities is established as provided in the Supervisory Policy, and (f)




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investments in money market funds or money market deposit accounts that invest solely in Cash Equivalents described in clauses (a) through (e) above.

          "Change of Control" shall be deemed to have occurred at such time as
(a) Holdings shall fail to own and control, directly or indirectly, 100% of the Stock of Borrower, (b) Borrower or Holdings shall fail to own and control, directly or indirectly, 100% of the Stock of each Subsidiary that is a guarantor under the Guaranty, or (c) a majority of members of the board of directors of Holdings shall not be Continuing Directors.

          "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

          "Code" means the California Uniform Commercial Code.

          "Collateral" means all of Obligors' right, title, and interest in and to each of the following: the Pledged Deeds of Trust; the Pledged Notes; the Additional Pledged Deeds of Trust; the Additional Pledged Notes; the Mortgage, the Real Property Collateral, the Underlying Real Property Collateral; the Related Rents; the Related Accounts; the Related Equipment; the Related General Intangibles; the FF&E Reserve; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the foregoing, and any and all money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, including any awards made for any taking by eminent domain.

          "Collections" means all cash, checks, notes, instruments, and other items of payment relating to the Collateral received by an Obligor (including, payments with respect to Pledged Notes and Additional Pledged Notes, proceeds from the sale or other disposition of Collateral, insurance proceeds or proceeds of cash sales, but excluding receipts derived from the operation of Real Property Collateral).

          "Commitment" means, with respect to each Lender, its Interim Revolving Credit Commitment, Maximum Revolving Credit Commitment, Term Loan Commitment, Total Interim Commitment or Total Maximum Commitment, as the context requires and, with respect to all Lenders, their Interim Revolving Credit Commitments, Maximum Revolving Credit Commitments, Term Loan Commitments, Total Interim Commitments, or Total Maximum Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name (i) under the applicable heading on Schedule C-1 attached hereto, or (ii) on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1, or (iii) on the signature page of the Joinder Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.3, and




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

"Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C-2 delivered by the chief executive officer, the chief financial officer, or the chief accounting officer of Holdings to Agent.

          "Concentration Account" means the account number of Holdings set forth on Schedule C-2, maintained at First Union, or such other deposit account of Holdings (located in the United States) into which payments received by the Obligors on the Notes are deposited as provided in Section 2.7.

          "Concentration Account Agreement" means the depository account agreement among Obligors, the Concentration Account Bank and Agent applicable to the Concentration Account.

          "Concentration Account Bank" means First Union.

          "Consolidated Net Income" means, for any period, Holdings' consolidated net income for such period (if, after making the adjustments described below, Holdings' consolidated net income for such period would be a positive number) as determined in accordance with GAAP as consistently applied by Holdings, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary non-operating gains and losses and (ii) the net income or loss of any Person combined with Holdings or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination.

          "Consolidated Net Worth" means, with respect to Holdings and its Subsidiaries as of any date, the net worth of Holdings and its Subsidiaries as of such date as determined on a consolidated basis in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, a member of the board of directors of Holdings who (a) was a member of the board of directors of Holdings on the Closing Date, (b) was nominated or caused to be nominated to be a member of the board of directors of Holdings by one of the individuals serving in the position of either the president or the chief executive officer of Holdings as of the Closing Date, or (c) was nominated to be a member of the board of directors of Holdings by a majority of the Continuing Directors then in office to fill a vacancy left by the death, permanent disability, or resignation of a Continuing Director.

          "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.




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

          "Deed of Trust" means a Pledged Deed of Trust or an Additional Pledged Deed of Trust, as the context requires.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

          "Defaulting Lenders Rate" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the greater of (a) the interest rate then applicable to Advances, and (b) the Base Rate.

          "Designated Account" means the account number of Borrower set forth on Schedule D-1 maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means First Union, whose office location and ABA number is set forth on Schedule D-1.

          "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent in its Permitted Discretion.

          "Dollars" or "$" means United States dollars.

          "Eligible Notes" means the Notes owned by either Holdings or Borrower and that (i) were received by a Subsidiary of Holdings in partial consideration for the sale of Underlying Real Property Collateral on which is operated a Shoney's Inn, and thereafter assigned by such Subsidiary to either Holdings or Borrower, and (ii) are secured by first priority mortgage Liens on the Underlying Real Property Collateral that was the subject of the sale, and (iii) are not excluded by one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion. Eligible Notes shall not include:

          (a) Notes as to which the Mortgagor has failed to pay any scheduled payment of principal or interest within 30 days of due date for such payment;

          (b) Notes owed by a Mortgagor or its Affiliates where 50% or more of all Notes owed by that Mortgagor (or its Affiliates) are deemed ineligible under clause (a) above;




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

          (c) Notes with respect to which the Mortgagor is an employee, Affiliate, or agent of an Obligor or its Affiliates;

          (e) Notes that are not payable in Dollars or with respect to which the
Mortgagor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (f) Notes with respect to which the Mortgagor is either (i) the United States or any department, agency, or instrumentality of the United States, or
(ii) any State of the United States;

          (g) Notes which by their terms are not cross-defaulted and cross-collateralized to all other Notes; or

          (h) Notes with respect to which the Mortgagor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business.

          "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Environmental Law" means all present and future laws, regulations, statutes, common law, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state or local government, instrumentality or body, as the same may be amended, modified or supplemented from time to time related to Hazardous Materials.

          "Equipment" means all of a Person's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.



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


          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which an Obligor is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with an Obligor and whose employees are aggregated with the employees of an Obligor under IRC Section 414(o).

          "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of an Obligor or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of an Obligor or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Holdings or its ERISA Affiliates.

          "Event of Default" has the meaning set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

          "Existing Lender" is defined in the Joinder Agreement.

          "Fee Letter" means that certain fee letter, dated as of even date herewith, between the Obligors and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

          "FEIN" means Federal Employer Identification Number.

          "FF&E Bank Notification Letters" means letters of notification from the Obligors to those financial institutions at which the FF&E Reserves are maintained, advising such financial institutions of the Agent's interest in and control over such accounts, each in form and substance satisfactory to Agent in its Permitted Discretion.

          "FF&E Reserve" means, individually and collectively, the reserves established by the Mortgagor pursuant to the requirements of the applicable Note or Pledged Deed of Trust for the maintenance, repair and replacement of furniture, fixtures and equipment associated with the subject premises.

          "First Union" means First Union National Bank, a national banking association, located in Nashville, Tennessee.

          "Funding Date" means the date on which a Borrowing occurs.

          "Foothill" means Foothill Capital Corporation, a California corporation.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "General Intangibles" means all of a Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, accounts, and Negotiable Collateral.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guaranty" means that certain General Continuing Guaranty, dated as of even date herewith, by each of the direct and indirect wholly-owned Subsidiaries of Holdings listed on Schedule G-1, in favor of Agent, in form and content satisfactory to Agent, in Agent's Permitted Discretion.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Holdings" has the meaning set forth in the preamble to this Agreement.

          "Holdings Guaranty" means a General Continuing Guaranty, by Holdings in favor of Agent, in form and substance satisfactory to Agent, in Agent's Permitted Discretion.

          "Indebtedness" means (a) all obligations of an Obligor for borrowed money, (b) all obligations of an Obligor evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of an Obligor in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of an Obligor under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of an Obligor, irrespective of whether such obligation or liability is assumed, and (e) any obligation of an Obligor guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to an Obligor) any obligation of any other Person, other than endorsements of instruments or items of payment for deposit to an account of an Obligor or which are transmitted or turned over to Agent.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Insurance Policy" means any and all policies of insurance which an Obligor obtains, or is required to obtain, on the Collateral and shall include, but not be limited to, the policies described in Section 6.9 hereof and the naming of the Agent as an additional insured on all policies of insurance insuring the Underlying Real Property Collateral.

          "Interim Facility Amount" means the sum of (a) the Interim Revolver Amount, and (b) the Term Loan Amount.

          "Interim Revolver Amount" means $20,000,000.

          "Interim Revolving Credit Commitment" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances, as such amount is set forth opposite the name of such Lender under the caption Interim Revolving Credit Commitment on Schedule C-1.

          "Inventory" means all present and future inventory in which an Obligor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of an Obligor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Joinder Agreement" has the meaning set forth in Section 14.3.

          "Joining Lender" has the meaning set forth in Section 14.3.

          "Jonesboro Property" means the real property, buildings, improvements, and other property, located at 6358 Old Dixie Highway, in Jonesboro, Georgia.

          "L/C" has the meaning set forth in Section 2.12(a).

          "L/C Undertaking" has the meaning set forth in Section 2.12(a).

          "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 or Section 14.3 hereof.

          "Lender Group" means, individually and collectively, each of the Lenders, and Agent.

          "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Obligors under any of the Loan Documents that are paid or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with the Obligors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Real Estate Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) reasonable costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) reasonable charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with the Obligors or any guarantor, (h) Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning the Obligors or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought, and (i) each of the Lenders' reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning the Obligors), or defending the Loan Documents, irrespective of whether suit is brought.

          "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, and agents of such Lender.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

          "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

          "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.

          "Loan Documents" means this Agreement, the Disbursement Letter, the Fee Letter, the Letters of Credit, the Concentration Account Agreement, the Guaranty, the Holdings Guaranty, the Pledged Deed of Trust Assignments, the Additional Pledged Deed of Trust Assignments, the Pledged Note Endorsements, the Additional Pledged Note Endorsements, the Pledged Note Obligor Notifications, the Additional Pledged Note Obligor Notifications, the Mortgages, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by an Obligor and the Lender Group in connection with this Agreement.

          "Loans" shall mean, collectively, the Advances and the Term Loan.

          "Market Value" means, as defined by the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA), the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale of a specified date and the passing of title from seller to buyer under conditions whereby:

          (a) Buyer and seller are typically motivated;

          (b) Both parties are well informed or well advised, and acting in what they consider their own best interests;

          (c) A reasonable time is allowed for exposure in the open market;

          (d) Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

          (e) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of an Obligor, (b) the material impairment of an Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of an Obligor.

          "Material Lease" means any lease which represents more than twenty percent (20%) of the net rentable square footage of any parcel of Real Property.

          "Maturity Date" has the meaning set forth in Section 3.6.

          "Maximum Facility Amount" means the sum of (a) the Maximum Revolver Amount, and (b) the Term Loan Amount.

          "Maximum Facility Amount Availability Date" means that date upon which all of the conditions precedent as set forth in Section 3.2 to the Lenders' commitment to make available to Borrower the Maximum Facility Amount have been either satisfied or waived by the Lender Group.

          "Maximum Revolver Amount" means $36,500,000, or such larger amount as may be approved from time to time by the Lender Group in accordance with the provisions of Section 3.9.

          "Maximum Revolving Credit Commitment" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances, as such amount is set forth opposite the name of such Lender under the caption Maximum Revolving Credit Commitment on Schedule C-1.

          "Minimum NOI Maintenance" has the meaning set forth in Section 2.1(c).

          "Mortgage" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by an Obligor in favor of Agent, for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, in Agent's Permitted Discretion, that encumber Real Property Collateral and the related improvements thereto.

          "Mortgagor" means, individually and collectively, the mortgagor or trustor under a mortgage or deed of trust, as the case may be, composing the Pledged Deeds of Trust or the Additional Pledged Deeds of trust.

          "Motel Purchase Agreement" means that certain Motel Purchase Agreement, dated as of July 22, 1998, by and among the parties set forth on Exhibit A thereto, as sellers, and the parties set forth on Exhibit B thereto, as buyers, as amended by that certain First Amendment to Motel Purchase Agreement, dated as of July 30, 1998.

          "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Holdings or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

          "Net Cash Proceeds" means, (a) the gross cash proceeds (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of an Obligor with respect to the sale or other disposition of Real Property Collateral or Notes (an "Asset Disposition"), less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by such Obligor in connection with such Asset Disposition and such Obligor's good faith best estimate of the amount of all income taxes payable in connection with such Asset Disposition (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the Assets sold or disposed of and retained by such Obligor, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of an Asset Disposition occurring on the date of such reduction, and
(iii) reasonable and customary fees, commissions, and expenses and other costs actually paid by such Obligor in connection with such Asset Disposition (other than those payable to any Affiliate of such Obligor), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

          "NOI" means, with respect to a particular parcel of Real Estate Collateral listed on Schedule A-1, the positive number by which the sum of all revenues generated by such parcel of Real Property or Underlying Real Property exceeds the sum of all operating expenses (exclusive of debt service and general and administrative expenses) relative to such Real Estate Collateral.

          "Note" means a Pledged Note or an Additional Pledged Note as the context requires.

          "Obligations" means all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by one or more of the Obligors to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that one or more of the Obligors is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Obligors" means, individually and collectively, jointly and severally, Borrower and Holdings.

          "Overadvance" has the meaning set forth in Section 2.5.

          "Participant" has the meaning set forth in Section 14.1(e).

          "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

          "Permitted Discretion", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Disposition" means (a) the sale, mortgage financing, or other disposition of one or more of the parcels composing the Real Property Collateral, or (b) the repayment of a Note, so long as, in each case, in connection therewith, each of the applicable conditions set forth in Section 4.4 hereof are satisfied in full.

          "Permitted Liens" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) Purchase Money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure or evidence Purchase Money Indebtedness permitted to be incurred under Section 7.1 hereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of an Obligor and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of an Obligor and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of an Obligor, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgage, as accepted by Agent, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning laws, restrictive covenants and similar matters that do not materially interfere with or impair the use or operation thereof by an Obligor.

          "Permitted Protest" means the right of the Obligors to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted and diligently prosecuted by an Obligor in good faith, and (c) Agent is satisfied, in its Permitted Discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Personal Property Collateral" means all Collateral other than such of the Real Estate Collateral which is excluded from the scope of Division 9 of the Code.

          "Plan" means any employee benefit plan, program or arrangement maintained or contributed to by an Obligor or with respect to which it may incur liability.

          "Pledged Deed of Trust Assignments" means recordable assignments of Pledged Deeds of Trust and related collateral documents from an Obligor to Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent in Agent's Permitted Discretion.

          "Pledged Deeds of Trust" means the mortgages or deeds of trust securing Pledged Notes.

          "Pledged Notes" means the Notes, itemized on Schedule A-1, pledged by an Obligor in support of the Interim Facility Amount.

          "Pledged Note Endorsements" means blank endorsements of the Pledged Notes from an Obligor to Agent, in form and substance satisfactory to Agent in Agent's Permitted Discretion.

          "Pledged Note Estoppels" means estoppel certificates from the obligors on the Pledged Notes in form and substance satisfactory to Agent in Agent's Permitted Discretion.

          "Pledged Note Obligor Notifications" means notifications signed by the appropriate Obligor and Agent to the obligors on the Pledged Notes notifying those obligors of the assignment of the Pledged Notes from the Obligors to Agent for the benefit of the Lender Group and directing them to make all payments with respect to the Pledged Notes to the Concentration Account, in form and substance satisfactory to Agent in Agent's Permitted Discretion.

          "Pledged Title Policies" means the original lenders' policies of title insurance issued with respect to the Pledged Deeds of Trust and the Pledged Notes, together with all amendments, endorsements, attachments, and supplements relating thereto.

          "Pledged Title Policy Assignment Endorsements" means original endorsements with respect to the Pledged Title Policies, issued by the issuers of such Pledged Title Policies, adding Agent for the ratable benefit of the Lender Group as an assignee or additional insured with respect to the insurance coverage thereunder.

          "Pro Rata Share" means:

               (a) with respect to a Lender's obligation to make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments,

               (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's sub-portion of its Revolving Credit Commitment to participate in Letters of Credit, as set forth on Schedule C-1, by (ii) the aggregate amount of all Lenders' sub-portions of their Revolving Credit Commitments to participate in Letters of Credit, as set forth on Schedule C-1,

               (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments, and

               (d) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of all Lenders' Total Commitments.

          "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 60 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Purchase Money Lien" means a Lien upon fixed assets that secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          "Real Estate Collateral" means Real Property Collateral or Underlying Real Property Collateral.

          "Real Property" means any estates or interests in real property, upon which is operated a Shoney's Inn, now owned or hereafter acquired by an Obligor, and the improvements related thereto.

          "Real Property Collateral" means the Real Property owned in fee by an Obligor identified on Schedule A-1, as the same may be amended or modified from time to time to reflect the provision of additional Real Property Collateral to secure the Obligations as provided in Section 4.5.

          "Related Accounts" means all of an Obligor's present or future rights, titles, or interests in, including any Lien on, Accounts relating to, or arising out of, the ownership, management, or operation of the Real Estate Collateral or any business conducted thereon.

          "Related Equipment" means all of an Obligor's present or future rights, titles, or interests in, including any Lien on, Equipment relating to, or arising out of, the ownership, management, or operation of the Real Estate Collateral or any business conducted thereon, including all fixtures and personal property presently or hereafter owned by an Obligor or a Mortgagor, as the case may be, and located on or acquired for installation on or used in the operation of the businesses located on the Real Estate Collateral.

          "Related General Intangibles" means all of an Obligor's present or future rights, titles, or interests in, including any Lien on, General Intangibles relating to, or arising out of, the ownership, management, or operation of the Real Estate Collateral or any business conducted thereon.

          "Related Rents" means all of an Obligor's present or future rights, titles, or interests in, including any Lien on, rents, issues, profits, royalties, and other income derived from any lease, sublease, franchise agreement, license, or concession or other agreement affecting all or any portion of the Real Estate Collateral or any business conducted thereon.

          "Release Amount" means, with respect to any Real Property Collateral subject to a Mortgage and identified on Schedule R-1, the corresponding Dollar amount set forth, or provided for, on Schedule R-1.

          "Remediate" and "Remediation" means the investigation of the environmental condition of the Real Estate Collateral, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring, or restoration work relating to the presence or suspected presence of Hazardous Materials on or under the

Real Estate Collateral in violation of Environmental Laws, whether on or off of the Real Estate Collateral.

          "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 50.1% or more of the Total Commitments, or if the Commitments have been terminated irrevocably, 50.1% or more of the Obligations then outstanding.

          "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Revolver Usage" means, as of any date of determination, the sum of
(a) the aggregate amount of Advances outstanding, plus (b) the amount of the Letter of Credit Usage.

          "Revolving Credit Commitment" means, as the context requires, the Interim Revolving Credit Commitment or the Maximum Revolving Credit Commitment.

          "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and
(c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

          "ShoLodge Franchise" means ShoLodge Franchise Systems, Inc., a Tennessee corporation.

          "Shoney's" means Shoney's Investments, Inc., a Nevada corporation.

          "Shoney's Inn" has the meaning set forth in the definition of "Unencumbered Asset Value".

          "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Subordinated Indebtedness" means, collectively, the Indebtedness of Holdings evidenced by (i) the Senior Subordinated Notes issued by Holdings pursuant to that certain Indenture dated as of November 15, 1996 between Holdings and Bankers Trust Company, a New York banking corporation, as trustee,
(ii) the 7 1/2% Convertible Subordinated Debentures Due 2004 issued by Holdings pursuant to that certain Indenture dated as of June 6, 1994 between Holdings and Third National Bank in Nashville as trustee, and (iii) any other Indebtedness which is issued under the Indenture described in (i) of this definition or is otherwise subordinated to the Obligations in a manner satisfactory to the Agent in its Permitted Discretion.

          "Suretyship Agreement" means an agreement, in form and substance satisfactory to the Agent in its Permitted Discretion and entered into by each of the Obligors for the benefit of the Lender Group.

          "Swing Lender" means any Lender appointed by the Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

          "Term Loan" has the meaning set forth in Section 2.2.

          "Term Loan Amount" means $10,000,000.

          "Term Loan Commitment" means, for each Lender, the Dollar amount of the obligation of such Lender to make its portion of the Term Loan, as such amount is set forth opposite the name of such Lender under the caption Term Loan Commitment on Schedule C-1.

          "Total Commitment" means, as the context requires, the Total Interim Commitment Amount or the Total Maximum Commitment Amount.

          "Total Consolidated Capitalization" means, with respect to Holdings and its Subsidiaries as of any date, the sum of (i) the Consolidated Net Worth of Holdings and its Subsidiaries as of such date, plus (ii) the total Indebtedness of Holdings and its Subsidiaries as of such date.

          "Total Interim Commitment Amount" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances and to make its portion of the Term Loan, as such amount is set forth opposite the name of such Lender under the caption Total Interim Commitment on Schedule C-1, in an aggregate amount of $30,000,000.

          "Total Maximum Commitment Amount" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances and to make its portion of the Term Loan, as such amount is set forth opposite the name of such Lender under the caption Total Maximum Commitment on Schedule C-1, in an aggregate amount of $46,500,000, and as amended from time to time to reflect an increase in the Total Maximum Commitment Amount to time pursuant to the provisions of
Section 3.9.

          "Underlying Real Property" means any estates or interests in real property upon which is operated a Shoney's Inn owned by a Mortgagor.

          "Underlying Real Property Collateral" means the Underlying Real Property securing repayment of the Notes identified on Schedule A-1, as the same may be amended or modified from time to time to reflect the provision of additional Notes to secure the Obligations as provided in Section 4.5.

          "Unencumbered Asset Value" means, as of the date of the determination thereof, the aggregate Dollar valuation of the following described assets of Holdings and its Subsidiaries, other than Real Estate Collateral, which are at such time encumbered only by Permitted Liens: (i) cash and Cash Equivalents valued at face; (ii) real property owned in fee or subject to a ground lease acceptable to Agent, and the improvements located thereon and all fixtures and personal property used in the operation thereof located therein or thereon, and operated as a Sumner Suites Hotel (a "Sumner Hotel"), at Market Value; (iii) real property owned in fee or subject to a ground lease acceptable to Agent, and the improvements located thereon and all fixtures and personal property used in the operation thereof located therein or thereon, and operated as a Shoney's Inn or a Shoney's Inns & Suites (collectively, a "Shoney's Inn"), at Market Value;
(iv) hotels under construction on real property owned in fee or subject to a ground lease acceptable to Agent, such construction assets valued at the actual cost of construction incurred to the date of valuation, and the underlying real property valued at 65% of appraised Market Value, such appraised Market Value to be based upon a real estate appraisal, in form and substance, and from a real estate appraiser, satisfactory to Agent; (v) unencumbered promissory notes, secured directly by real property (promissory notes not directly secured by real property, such as Murfreesboro and Jackson, which until they are directly secured by real property shall not be included in the calculation of the value of unencumbered assets), valued at the lesser of (A) 85% of the outstanding principal amount of such notes, or (B) 65% of the appraised Market Value of the real property, and the improvements located thereon and all fixtures and personal property used in the operation thereof located therein or thereon, securing the mortgagors' obligations under such notes, such appraised Market Value to be initially set at the values set forth on Schedule A-1 for Notes not included in the calculation of the Borrowing Base as of the date of the determination of Unencumbered Asset Value, and, if such notes are not listed on Schedule A-1, such appraised Market Value to be based upon a real estate appraisal, in form and substance, and from a real estate appraiser, satisfactory to Agent, and (vi) upon receipt by Agent of a real estate appraisal, in form and substance, and from a real estate appraiser, satisfactory to Agent, 65% of the appraised Market Value of Holdings' real property, and the improvements located thereon and all fixtures and personal property used in the operation thereof located therein or thereon, located at 130 Maple Drive North, Hendersonville, Tennessee; all valuations of unencumbered assets to be made by Agent from time to time as it shall determine in its Permitted Discretion, unless otherwise stated, and based upon such information and due diligence as the Agent considers appropriate. For the purpose of determining Unencumbered Asset Value, as of the date of the measurement thereof, each Sumner Hotel or Shoney's Inn that has generated an aggregate positive NOI for the immediately preceding 4 fiscal quarters will be assigned an Unencumbered Asset Value of $10,000,000 and $5,000,000, respectively.

          "Voidable Transfer" has the meaning set forth in Section 17.7.

          "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Holdings" is used in respect of a financial covenant or a related definition, it shall be understood to mean Holdings on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES. (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Interim Facility Amount or Maximum Facility Amount, as applicable and then in effect, less the then outstanding principal balance of the Term Loan and less the Letter of Credit Usage, or (ii) the Borrowing Base less the then outstanding principal balance of the Term Loan and less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

             (x) the lesser of

                          (i) 85% of the aggregate outstanding principal amount
                 of Pledged Notes composing Eligible Notes, plus after the Maximum Facility Amount Availability Date, the sum of (A) 85% of the aggregate outstanding principal amount of the Additional Pledged Notes composing Eligible Notes, plus (B) 65% of the aggregate appraised Market Value of the Real Property Collateral, if any; and,

                          (ii) 65% of the aggregate appraised Market Value of
                 (A) the Real Property Collateral and (B) the Underlying Real Property Collateral that is the subject of the Pledged Notes composing Eligible Notes, plus, after the Maximum Facility Amount Availability Date, 65% of the aggregate appraised Market Value of (A) the Real Property Collateral and (B) the Underlying Real Property Collateral that is the subject of the Additional Pledged Notes composing Eligible Notes, in each case as determined by Agent from time to time in its Permitted Discretion, and based upon such factors and information as Agent deems relevant, minus

             (y) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

          (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that the Obligors are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by the Obligors to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Lender (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral. Agent shall notify Borrower in writing as soon as is practicable following the establishment of any such reserve or any change in the amount thereof, which notice shall set forth in reasonable detail the amount of such reserve and the reason for the establishment thereof.

          (c) In the event that the actual total NOI generated by the Real Property Collateral and the Underlying Real Property Collateral securing repayment of Eligible Notes, for a given quarter period is less than 90 % of the Baseline NOI for such Real Estate Collateral ("Minimum NOI Maintenance"), as reported by the Obligors to the Agent in the quarterly report submitted pursuant to Section 6.2(b) (the "Quarterly Report"), then, immediately and until the date of the delivery of the next Quarterly Report, aggregate outstanding Advances under this Section 2.1 shall not exceed the product of the trailing four rolling calendar quarters total NOI actually generated by such Real Estate Collateral, as set forth on the Quarterly Report, multiplied by the Applicable NOI Multiple. In the event that aggregate Advances are limited as provided in this Section, the Obligors may, with the consent of the Agent, pledge additional Real Property Collateral or Eligible Notes, in the manner provided in Section 4.5, to increase the total NOI generated by the Real Property Collateral and the Underlying Real Property Collateral securing Eligible Notes to the requisite total NOI so as to support the advance rates set forth in Section 2.1(a) and such advance rates shall immediately after the addition of such Collateral be reinstated.

          (d) The Lender Group shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Interim Facility Amount or the Maximum Facility Amount, as applicable and in effect, less the then outstanding principal balance of the Term Loan.

          (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 TERM LOAN Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to lend to Borrower, on the Closing Date, its Pro Rata Share of a term loan (the "Term Loan") to be made on the Closing Date in an aggregate principal amount of $10,000,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part at any time during the term of this Agreement upon 15 days prior written notice by Borrower to Agent, all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS

          (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to
Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

          (c) MAKING OF ADVANCES.

          (i) In the event that Agent shall elect to have the terms of this
     Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in
     Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of
     Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

          (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such

     Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing pursuant to Section 2.6 hereof. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

          (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

          (d) MAKING OF SWING LOANS.

          (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of
     Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

          (ii) The Swing Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.6 hereof.

          (e) AGENT ADVANCES.

          (i) Subject to the limitations set forth in the proviso contained in this Section 2.3(e), Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke Agent's authorization contained in this Section 2.3(e) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

          (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to Section 2.6 hereof.

          (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received by a member of the Lender Group, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)):
     (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof,

     Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

          (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such next Settlement.

          (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received by the Lender Group since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under Section 2.6 this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

          (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

          (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

          (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, if the condition for borrowing under Section 3.5(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) the outstanding Revolver Usage does not exceed the Borrowing Base by more than $5,000,000 and (ii) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time during the continuance of an Event of Default or if Borrower fails to satisfy any other material lending condition, revoke Agent's authorization contained in this Section 2.3(i) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof.

          (i) In the event Agent obtains actual knowledge that Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any

     Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

          (ii) Each Lender shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

          (j) EFFECT OF BANKRUPTCY. If a case is commenced by or against Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

   2.4 PAYMENTS.

          (a) PAYMENTS BY BORROWER.

          (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (iv) In addition to the foregoing, mandatory prepayments of principal, to be applied first in reduction of outstanding Advances and then against the then outstanding principal amount of the Term Loan in inverse order of maturity, shall be due and payable as follows:

                    (A) In the event of a Permitted Disposition of Real Property Collateral, a mandatory prepayment in an amount equal to the greater of the Net Cash Proceeds received by Borrower or Holdings, as the case may be, upon the sale or other disposition thereof, and the Release Amount with respect thereto shall be due and payable immediately upon consummation of such Permitted Disposition.

                    (B) In the event of the prepayment of some or all of the then outstanding principal balance of a Note by the Mortgagor, a mandatory prepayment in an amount equal to the greater of the Net Cash Proceeds received by Borrower or Holdings, as the case may be, upon the full or partial prepayment of the Note and the then outstanding principal balance of the Note cancelled as a result of such prepayment shall be due and payable immediately upon receipt by Borrower or Holdings, as the case may be, of such prepayment.

          (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders having a Pro Rata Share of the type of credit facility as to which the particular fee is applicable. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations or not constituting payment of specific fees, and all proceeds of Collateral received by Agent, shall be applied as in the following order:

          (i) to pay any fees or expense reimbursements then due to Agent from the Obligors,

          (ii) to pay any fees or expense reimbursements then due to the Lenders from the Obligors,

          (iii) to pay interest due in respect of all outstanding Advances (including Swing Loans and Agent Advances),

          (iv) to pay fees, charges, commissions, and costs in respect of all outstanding Letters of Credit,

          (v) to pay interest due in respect of the Term Loan,

          (vi) to pay or prepay principal of Swing Loans and Agent Advances (in the order of their maturity),

          (vii) to pay principal of all outstanding Advances (other than Swing Loans and Agent Advances),

          (viii) provide cash collateral to be held by Agent, for the ratable benefit of those Lenders having a Pro Rata Share of the Letters of Credit, in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit;

          (ix) to pay or prepay principal of the Term Loan, and

          (x) ratably to pay any other Obligations due to Agent, or any Lender by Obligors.

   2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1 and
2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2, (an "Overadvance"), the Obligors immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.4(b). In addition, the Obligors hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

   2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

          (a) INTEREST RATES. Except as provided in clause (c) below,

               (i) all Obligations (except for undrawn Letters of Credit and the Term Loan) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate of 0.50 percentage points above the Base Rate, and

               (ii) the Term Loan shall bear interest on the Daily Balance thereof at a per annum rate of 0.50 percentage points above the Base Rate.

          (b) LETTER OF CREDIT FEE. Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) equal to 1.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

          (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                 (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                 (ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

          (d) MINIMUM INTEREST. In no event shall the rate of interest chargeable under Section 2.6(a) hereunder be less than seven percent (7.00%) per annum.

          (e) PAYMENTS. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Agent will endeavor to inform Obligors as soon as is practicable of any such action, but no member of the Lender Group shall in any way be liable to the Obligors or any other Person as a result of the failure of the Agent to provide such notice. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

          (f) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (g) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the

Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 COLLECTION OF PAYMENTS ON PLEDGED NOTES. The Obligors, Agent, and the Concentration Account Bank shall enter into the Concentration Account Agreement, which among other things shall provide for the opening of the Concentration Account for the deposit of Collections. The Obligors agree that all Collections received by either of them from any maker of a Note or any other source immediately upon receipt shall be deposited into the Concentration Account. The Concentration Account Agreement or other arrangement contemplated thereby shall not be modified by the Obligors without the prior written consent of Agent. Prior to the occurrence and during the continuance of an Event of default, the Obligors shall have access to all amounts received in the Concentration Account for general corporate purposes. Upon the occurrence and during the continuance of an Event of Default, and upon notice by the Agent to the Concentration Account Bank pursuant to the Concentration Account Agreement, all amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depository selected by Agent.

     2.8 CREDITING PAYMENTS. The receipt of any payment by Agent (whether from transfers to Agent by the Concentration Account Bank pursuant to the Concentration Account Agreement or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

     2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, the Term Loan, and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent

Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan and all Advances made by Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from the Concentration Account Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 90 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 FEES. Borrower shall pay to Agent the following fees, which fees shall be non-refundable when paid:

          (a) UNUSED LINE FEE. To the Agent, for the Pro Rata benefit of each Lender with a Revolving Credit Commitment, on the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (a) the Interim Facility Amount or the Maximum Facility Amount, as applicable and in effect, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, and plus (iii) the average Daily Balance of the Term Loan outstanding during the immediately preceding month,

          (b) FEE LETTER. To the Agent, as and when provided thereunder, the fees payable under the terms of the Fee Letter,

          (c) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. For the sole and separate account of Agent, subject to Section 4.8, a separate fee of $750 per day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Obligors performed by personnel employed by Agent; and, in addition, from and after the occurrence and during the continuation of an Event of Default, for the sole and separate accounts of Agent and each Lender that exercises its rights under Section 4.8, the actual charges paid or incurred by Agent or any Lender if it elects to employ the services of one or more third Persons to perform such audits of the Obligors or their Books, to appraise the Collateral, or to assess Obligors' business valuation, and

               (d) SERVICING FEE. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, for the sole and separate account of Agent, a servicing fee in an amount equal to $1,500 per month.

     2.12 LETTERS OF CREDIT.

               (a) Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

               (i) the Letter of Credit Usage would exceed the Borrowing Base less the sum of (i) the then outstanding principal amount of the Term Loan, and (ii) the then outstanding amount of Advances,

               (ii) the Letter of Credit Usage would exceed $15,000,000, or

               (iii) the Revolver Usage would exceed the Interim Facility Amount or the Maximum Facility Amount, as applicable and in effect, less, in each case, the then outstanding principal balance of the Term Loan.

Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate Advances under Section 2.6.

               (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by

Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

               (c) The Obligors hereby agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, the Obligors shall not be required to indemnify, save, defend, and hold the Lender Group harmless from any such loss, cost, expense, or liability, expenses, or reasonable attorneys fees to the extent caused by the gross negligence or willful misconduct of the Lender Group. The Obligors agree to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Obligors' own, and Obligors understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, except as a result of the gross negligence or willful misconduct of a member of the Lender Group. The Obligors understand that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank.

               (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred b Agent relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

               (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto;

          and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period (but not exceeding 45 days) after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent, of each of conditions precedent set forth below:

               (a) The Closing Date shall occur on or before September 30, 1999;

               (b) Agent shall have received all financing statements required by Agent, duly executed by Borrower or Holdings, as applicable, and Agent shall have received searches reflecting the filing of all such financing statements;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)   this Agreement;

               (ii)  the Fee Letter;

               (iii) the Concentration Account Agreement;

               (iv)  the Disbursement Letter;

               (v)    the Pledged Notes;

               (vi)   the Pledged Deeds of Trust;

               (vii)  the Pledged Note Endorsements;

               (viii) the Pledged Deed of Trust Assignments;

               (ix)   the Pledged Title Policies;

               (x)    the Pledged Title Policy Assignment Endorsements;

               (xi)   the Pledged Note Obligor Notifications;

               (xii)  the Pledged Note Estoppels;

               (xiii) the Amendments to Intercreditor Agreements;

               (xiv)  the Holdings Guaranty;

               (xv)   the Guaranty;

               (xvi)  the Suretyship Agreement; and

               (xvii) the FF&E Bank Notification Letters;

               (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

               (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

               (f) Agent shall have received a certificate of status with respect to Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

               (g) Agent shall have received a certificate from the Secretary of Holdings attesting to the resolutions of Holdings' Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Holdings is a party and authorizing specific officers of Holdings to execute the same;

               (h) Agent shall have received copies of Holdings' Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Holdings;

               (i) Agent shall have received a certificate of status with respect to Holdings, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Holdings, which certificate shall indicate that Holdings is in good standing in such jurisdiction;

               (j) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent in its Permitted Discretion;

               (k) Agent shall have received an opinion of Obligors' counsel in form and substance satisfactory to Agent in its Permitted Discretion;

               (l) Agent shall have received satisfactory evidence in Agent's Permitted Discretion that all tax returns required to be filed by each Obligor have been timely filed and all taxes upon each Obligor or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (m) Agent shall have completed its business, legal, and collateral due diligence, including but not limited to, (i) a collateral audit and review of each Obligor's books and records and verification of each Obligor's representations and warranties to the Lender Group, the results of which shall be satisfactory to each Lender, in each Lender's Permitted Discretion, and (ii) a review of the financial and business performance of each Shoney's Inn operated on the Underlying Real Property Collateral securing the Pledged Notes and the determination of the Baseline NOI, the results of which shall be satisfactory to each Lender in each Lender's Permitted Discretion;

               (n) Agent shall have completed reference checks with respect to each Obligor's senior management, the results of which are satisfactory to Agent in its sole discretion;

               (o) Borrower shall pay all Lender Group Expenses incurred by Agent or any other Lender in connection with the entry of Agent and the Lenders into this Agreement;

               (p) Agent shall have received real estate appraisals, in form and substance, and from real estate appraisers, satisfactory to Agent in its Permitted Discretion with respect to each parcel of Underlying Real Property Collateral;

               (q) Agent shall have received title reports and title insurance policies or consents to assignment of title policies by the respective title companies, in form and substance, and from title companies, satisfactory to Agent in its Permitted Discretion with respect to each parcel of Underlying Real Property Collateral;

               (r) Agent shall have received, to its satisfaction in its Permitted Discretion, an assignment for the benefit of the Lenders of the FF&E Reserves maintained by each Mortgagor of each parcel of Underlying Real Property Collateral which secures a Pledged Note;

               (s) Agent shall have received Holdings' quarterly report to the SEC on Form 10-Q for its fiscal quarter ending April 18, 1999, and such additional schedules as required to present such financial statements on a consolidating as well as on a consolidated basis, the results of which shall be satisfactory to Agent in its Permitted Discretion;

               (t) Agent shall have determined, to its satisfaction in its Permitted Discretion, that the Pledged Notes are cross-collateralized and cross-defaulted each to each other;

               (u) Agent shall have determined, to its satisfaction in its Permitted Discretion, the right of Agent, on behalf of the Lender Group, to change the flag under which the lodging operations are conducted on the Real Estate Collateral in the event Agent enters into possession and control thereof as a result of the exercise of remedies with respect to the Pledged Notes or the Pledged Deeds of Trust upon default by a Mortgagor;

               (v) Agent shall have received such estoppel letters from the purchasers under the Motel Purchase Agreement, with respect to the status of the Pledged Notes as of the Closing Date as Agent shall require in its Permitted Discretion;

               (w) Obligors shall have utilized their best efforts to obtain for the benefit of the Lender Group estoppel letters, in form and substance satisfactory to the Agent in its Permitted Discretion, from each ground lessor with respect to Real Estate Collateral, if any, stating that the ground lease is in full force and effect, that the ground lessor agrees to send copies of any notices of default sent to the ground lessee also to Agent, and that the Agent has the right to cure any such default applicable to a mortgagee under the applicable ground lease;

               (x) Agent and ShoLodge Franchise shall have entered into an agreement, in form and substance acceptable to Agent in its Permitted Discretion, whereby ShoLodge Franchise agrees to (i) provide to Agent, at such time as any notice is sent to the Mortgagor/licensee, a copy of any notices sent to the Mortgagor/licensee under the applicable license agreement for the use of the Shoney's Inn marks with respect to lodging operations on the Underlying Real Property, and to permit Agent to cure any default by the Mortgagor/licensee under the applicable license agreement within the time periods provided in the license agreement, and (ii) to license to Agent the use of the Shoney's Inn marks, upon the same terms and conditions set forth in the applicable license agreement, in the event that the Agent comes into possession of any Underlying Real Property Collateral, and

               (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent in its Permitted Discretion.

     3.2 CONDITIONS PRECEDENT TO INCLUSION OF THE ADDITIONAL PLEDGED NOTES AND JONESBORO REAL PROPERTY COLLATERAL IN THE BORROWING BASE AND THE MAKING OF LOANS ON OR AFTER THE MAXIMUM FACILITY AMOUNT AVAILABILITY DATE. The following shall be conditions precedent to the inclusion of the Additional Pledged Notes as set forth on Schedule A-1 and the Jonesboro Property in the calculation of the Borrowing Base and the making of Advances on or after the Maximum Facility Amount Availability Date:

               (a) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)    the Mortgage with respect to the Jonesboro Property;

               (ii)   the Additional Pledged Notes;

               (iii)  the Additional Pledged Deeds of Trust;

               (iv)   the Additional Pledged Note Endorsements;

               (v)    the Additional Pledged Deed of Trust Assignments;

               (vi)   the Additional Pledged Title Policies;

               (vii)  the Additional Pledged Title Policy Assignment
                      Endorsements;

               (viii) the Additional Pledged Note Obligor Notifications;

               (ix)   the FF&E Bank Notification Letters; and

               (x)    the Additional Pledged Note Estoppels;

               (b) Agent shall have received real estate appraisals, in form and substance, and from real estate appraisers, satisfactory to Agent in its Permitted Discretion with respect to each parcel of Underlying Real Property Collateral encumbered by an Additional Pledged Deed of Trust and for the Jonesboro Property;

               (c) Agent shall have received title reports and title insurance policies, in form and substance, and from title companies, satisfactory to Agent in its Permitted Discretion with respect to each additional parcel of Underlying Real Property Collateral;

               (d) the Mortgage for the Jonesboro Property shall have been recorded in the appropriate county recording office;

               (e) Agent shall have received ALTA 1970 Form Lenders Policies of Title Insurance in form and content acceptable to Agent, in its Permitted Discretion, with respect to the Jonesboro Property;

               (f) Agent shall have received an opinion of Obligors' counsel in form and substance satisfactory to Agent in its Permitted Discretion;

               (g) Agent shall have received (i) a Phase I environmental report with respect to the Jonesboro Property, and (ii) a Phase II and a Phase III environmental reports with respect to the Real Property operated as a Shoney's Inn in Bossier City, Louisiana, the environmental consultants retained for such reports, the scope of the reports, and the results of the reports shall be satisfactory to Agent, in its Permitted Discretion;

               (h) Agent shall have received, to its satisfaction, in its Permitted Discretion, an assignment for the benefit of the Lenders of the FF&E Reserves maintained by each Mortgagor of each parcel of Underlying Real Property Collateral which is subject to an Additional Pledged Deed of Trust;

               (i) Agent shall have completed its business, legal, and collateral due diligence, including but not limited to, (i) a collateral audit and review of each Obligor's books and records and verification of each Obligor's representations and warranties to the Lender Group, the results of which shall be satisfactory to each Lender in each Lender's Permitted Discretion, and (ii) a review of the financial and business performance of each Shoney's Inn operated on the Underlying Real Property Collateral securing the Additional Pledged Notes and the determination of the Baseline NOI, the results of which shall be reasonably satisfactory to each Lender in each Lender's Permitted Discretion;

               (j) Agent shall have syndicated to its satisfaction the increase in Commitments from the Interim Facility Amount to the Maximum Facility Amount and, to the extent necessary to reach the Total Maximum Commitment, Joining Lenders, as defined in the Joinder Agreement, shall have been admitted to the credit facility as provided in Section 14.3;

               (k) Agent shall have determined, to its satisfaction in its Permitted Discretion, the right of Agent, on behalf of the Lender Group, to change the flag under which the lodging operations are conducted on the Real Estate Collateral in the event Agent enters into possession and control thereof as a result of the exercise of remedies with respect to a

Mortgage upon default by an Obligor, or the Additional Pledged Notes or the Additional Pledged Deeds of Trust upon default by a Mortgagor;

               (l) Agent shall have received such estoppel letters from the purchasers under the Motel Purchase Agreement, with respect to the status of the Additional Pledged Notes as of the Maximum Facility Amount Availability Date as Agent shall require in its Permitted Discretion; and

               (m) Agent shall have determined, to Agent's satisfaction in its Permitted Discretion, that the Additional Pledged Notes are cross-collateralized and cross-defaulted each to each other and to each Pledged Note;

               (n) Obligors shall have utilized their best efforts to obtain for the benefit of the Lender Group estoppel letters, in form and substance satisfactory to the Agent in its Permitted Discretion, from each ground lessor with respect to Real Estate Collateral, if any, stating that the ground lease is in full force and effect, that the ground lessor agrees to send copies of any notices of default sent to the ground lessee also to Agent, and that the Agent has the right to cure any such default applicable to a mortgagee under the applicable ground lease;

               (o) Agent and ShoLodge Franchise shall have entered into an agreement, in form and substance acceptable to Agent in its Permitted Discretion, whereby ShoLodge Franchise agrees to (i) provide to Agent, at such time as any notice is sent to the Mortgagor/licensee, a copy of any notices sent to the Mortgagor/licensee under the applicable license agreement for the use of the Shoney's Inn marks with respect to lodging operations on the Underlying Real Property, and to permit Agent to cure any default by the Mortgagor/licensee under the applicable license agreement within the time periods provided in the license agreement, and (ii) to license to Agent the use of the Shoney's Inn marks, upon the same terms and conditions set forth in the applicable license agreement, in the event that the Agent comes into possession of any Underlying Real Property Collateral; and

               (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent in its Permitted Discretion.

     3.3 CONDITIONS PRECEDENT TO INCLUSION OF ADDITIONAL PLEDGED NOTES OR ADDITIONAL REAL PROPERTY COLLATERAL IN THE CALCULATION OF THE BORROWING BASE. The following shall be conditions precedent to the inclusion of the Additional Pledged Notes or Real Property Collateral in the calculation of the Borrowing Base pursuant to Section 4.5:

               (a) Agent shall have received each of the following documents, as applicable, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)    the additional Mortgages;

               (ii)   the Additional Pledged Notes;

               (iii)  the Additional Pledged Deeds of Trust;

               (iv)   the Additional Pledged Note Endorsements;

               (v)    the Additional Pledged Deed of Trust Assignments;

               (vi)   the Additional Pledged Title Policies;

               (vii)  the Additional Pledged Title Policy Assignment
                      Endorsements;

               (viii) the Additional Pledged Note Obligor Notifications; and

               (ix)   the Additional Pledged Note Estoppels;

               (b) Agent shall have received real estate appraisals, in form and substance, and from real estate appraisers, satisfactory to Agent with respect to each additional parcel of Real Estate Collateral;

               (c) Agent shall have received title reports and title insurance policies, in form and substance, and from title companies, satisfactory to Agent with respect to each additional parcel of Underlying Real Property Collateral;

               (d) any additional Mortgage shall have been recorded in the appropriate county recording office;

               (e) Agent shall have received ALTA 1970 Form Lenders Policies of Title Insurance in form and content acceptable to Agent, in its reasonable discretion, with respect to any additional Real Property Collateral;

               (f) Agent shall have received an opinion of Obligors' counsel in form and substance satisfactory to Agent in its reasonable discretion;

               (g) Agent shall have received such environmental reports with respect to the additional Real Estate Collateral, the environmental consultants retained for such reports, the scope of the reports, and the results of the reports shall be satisfactory to Agent, in its Permitted Discretion;

               (h) Agent shall have received, to its satisfaction, an assignment for the benefit of the Lenders of the FF&E Reserves, if any, maintained by each Mortgagor of each additional parcel of Underlying Real Property Collateral which is subject to an Additional Pledged Deed of Trust;

               (i) Agent shall have determined, to its satisfaction in its Permitted Discretion, the right of Agent, on behalf of the Lender Group, to change the flag under which the lodging operations are conducted on the Real Estate Collateral in the event Agent enters into possession and control thereof as a result of the exercise of remedies with respect to a Mortgage upon default by an Obligor, or the Additional Pledged Notes or the Additional Pledged Deeds of Trust upon default by a Mortgagor;

               (j) Agent shall have received such estoppel letters from the purchasers under the Motel Purchase Agreement, with respect to the status of any Additional Pledged Notes as of the date of the inclusion thereof in the calculation of the Borrowing Base as Agent shall require in its Permitted Discretion;

               (k) Obligors shall have utilized their best efforts to obtain for the benefit of the Lender Group estoppel letters, in form and substance satisfactory to the Agent in its Permitted Discretion, from each ground lessor with respect to Real Estate Collateral, if any, stating that the ground lease is in full force and effect, that the ground lessor agrees to send copies of any notices of default sent to the ground lessee also to Agent, and that the Agent has the right to cure any such default applicable to a mortgagee under the applicable ground lease;

               (l) Agent and ShoLodge Franchise shall have entered into an agreement, in form and substance acceptable to Agent in its Permitted Discretion, whereby ShoLodge Franchise agrees to (i) provide to Agent, at such time as any notice is sent to the Mortgagor/licensee, a copy of any notices sent to the Mortgagor/licensee under the applicable license agreement for the use of the Shoney's Inn marks with respect to lodging operations on the Underlying Real Property, and to permit Agent to cure any default by the Mortgagor/licensee under the applicable license agreement within the time periods provided in the license agreement, and (ii) to license to Agent the use of the Shoney's Inn marks, upon the same terms and conditions set forth in the applicable license agreement, in the event that the Agent comes into possession of any Underlying Real Property Collateral; and

               (m) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.4 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters of Credit is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

               (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by

Section 6.9, the form and substance of which shall be satisfactory to Agent in its Permitted Discretion;

               (b) within 30 days of the Closing Date, deliver to Agent certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

               (c) within 30 days of the Closing Date, deliver to Agent certificates of status with respect to Holdings, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Holdings is in good standing in such jurisdictions; and

               (d) on or before October 31, 1999, Holdings shall have provided evidence to the satisfaction of Agent in its Permitted Discretion that Holdings and its Subsidiaries are Year 2000 Compliant.

     3.5 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances, Swing Loans, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates, and

               (d) the amount the Availability is greater than zero (0).

          The foregoing conditions precedent are not conditions to each Lender
(i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Swing

Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

     3.6 TERM. This Agreement shall become effective upon the execution and delivery hereof by Obligors and the Lender Group and shall continue in full force and effect for a term ending on third anniversary of the making of the initial Advance (the "Maturity Date"). The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. The foregoing notwithstanding, Agent will endeavor to inform Obligors as soon as is practicable of the termination of this Agreement, but no member of the Lender Group shall in any way be liable to the Obligors or any other Person as a result of the failure of the Agent to provide such notice of termination.

     3.7 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Obligors with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (it being agreed that either (i) the provision of cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent, shall satisfy the payment obligation with respect to contingent reimbursement obligations of Obligors with respect to any Letters of Credit outstanding on the termination date). No termination of this Agreement, however, shall relieve or discharge the Obligors of their respective duties, Obligations, or covenants hereunder or under the Loan Documents, and Agent's continuing security interests in the Collateral for the benefit of the Lender Group shall remain in effect until all Obligations have been fully and finally discharged (or, with respect to outstanding Letters of Credit, provision for the coverage of any draw against such Letters of Credit shall have been made in the manner provided in the parenthetical expression in the first sentence of
Section 3.8) and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations have been fully and finally discharged (or, with respect to outstanding Letters of Credit, provision for the coverage of any draw against such Letters of Credit shall have been made in the manner provided in the parenthetical expression in the first sentence of Section 3.8) and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Obligors' sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations.

     3.8 EARLY TERMINATION BY OBLIGORS. The Obligors have the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent), in full, together with the Applicable Prepayment Premium. The foregoing notwithstanding, in the event that (x) Obligors requests an increase in the Maximum Facility Amount in accordance with Section 3.9, and, within 90 days of the receipt of such request (the "Trigger Date"), the Lender Group fails to provide the increase in the Maximum Facility Amount so requested, and if, thereafter, Obligors refinance and fully repay all Obligations within 90 days of the Trigger Date, the Applicable Prepayment Premium shall be zero (0), or (y) a Mortgagor prepays some or all of the principal of the Notes, and Obligors offer the Lender Group replacement notes and underlying mortgages and deeds of trust or additional Real Property Collateral as substitute Collateral for the prepaid Notes in accordance with the provisions of Section 4.5, and, within 60 days of the receipt of such offer (the "Offer Date"), the Lender Group fails to accept such substitute Collateral, and if, thereafter, Obligors refinance and fully repay all Obligations within 90 of the Offer Date, the Applicable Prepayment Premium shall be zero (0). If the Obligors have sent a notice of termination pursuant to the provisions of this Section, but fail to pay the Obligations in full on the date set forth in said notice, then Agent, acting upon the instructions of the Required Lenders, shall have the election, to be made by a notice in writing sent by Agent to the Obligors within 90 days after the date that the Obligors had scheduled as the early termination date, either to (a) require the Obligors to repay the Obligations in full on a date that is 60 days after the date on which such notice is sent, (b) renew this Agreement for an additional term of 1 year, or (c) continue the terms of this Agreement as if no such early termination notice had been sent. If the obligations of the Lenders to extend credit hereunder are terminated as a result of the occurrence of an Event of Default, then, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender's lost profits as a result thereof, the Obligors shall pay to the Agent for the ratable benefit of the Lenders upon the effective date of such termination, an early termination premium in an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall be presumed to be the amount of damages sustained by the Lenders as a result of the early termination hereof and Borrower agrees that it is a reasonable estimation thereof under the circumstances existing as of the Closing Date. The Applicable Prepayment Premium provided for in this Section 3.6 shall be deemed included in the Obligations.

     3.9 INCREASE IN MAXIMUM FACILITY AMOUNT. At any time and from time to time after the Maximum Facility Amount Availability Date, upon 20 Business Days prior written notice by the Obligors to the Agent (the "Notice of Proposed Increase in Maximum Facility Amount"), the Obligors may request an increase in the Maximum Facility Amount through an amendment to this Agreement. Any such request by the Obligors to increase the Maximum Facility Amount shall be for a minimum increase of $5,000,000 over the Maximum Facility Amount then in effect, and in incremental amounts of $1,000,000 thereafter. A Notice of Proposed Increase in Maximum Facility Amount may or may not be accompanied by an Additional Collateral Notice as provided in Section 4.5 at the election of the Obligors. Any increase in the Maximum Facility Amount shall be subject to the approval of the Lender Group, which approval may or may not be granted in the sole discretion of the Lender Group, and may be conditioned upon completion of such due diligence as the Lender Group considers appropriate, and the effective syndication by the Agent of the incremental Commitments required to fund the requested increase in the Maximum Facility Amount through the inclusion of Joining Lenders in compliance with Section 14.3. Any increase in the Maximum Facility Amount shall also not be effective until those conditions precedent set forth in Section 3.3 which are applicable to the transaction have been either satisfied or waived by the Lender Group.

     4. CREATION OF SECURITY INTEREST.

          4.1 GRANT OF SECURITY INTEREST.

               (a) The Obligors hereby grant to Agent, for the benefit of the Lender Group, a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Obligors of each of their covenants and duties under the Loan Documents ("Agent's Liens"). The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Obligors. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Obligors have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral.

               (b) Anything in this Agreement and the other Loan Documents to the contrary notwithstanding, the foregoing grant, assignment, transfer, and conveyance of a security interest shall not extend to, and the term "Personal Property Collateral" shall not include, any item of Personal Property Collateral that is now or hereafter held by an Obligor as licensee or otherwise, solely in the event and to the extent that: (i) as the proximate result of the foregoing grant, assignment, transfer, or conveyance of a security interest, such Obligor's rights in or with respect to such item of Personal Property Collateral would be forfeited or would become void, voidable, terminable, or revocable, or if such Obligor would be deemed to have breached, violated, or defaulted the underlying license or other agreement that governs such item of Personal Property Collateral pursuant to the restrictions in the underlying license or other agreement that governs such item of Personal Property Collateral; (ii) any such restriction shall be effective and enforceable under applicable law, including Section 9318(4) of the Code, if applicable; and (iii) any such forfeiture, voidness, voidability, terminability, revocability, breach, violation, or default cannot be remedied by such Obligor using its best efforts (but without any obligation to make any material expenditures of money or to commence legal proceedings); provided, however, that the foregoing grant, assignment, transfer, and conveyance of security interest shall extend to, and the term "Personal Property Collateral" shall include, (y) any and all proceeds of such item of Personal Property Collateral to the extent that the assignment or encumbering of such proceeds is not so restricted, and (z) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Personal Property Collateral being obtained, thereafter such item of Personal Property Collateral as well as any proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term "Personal Property Collateral".

     4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Agent's security interest is dependent on possession, the Obligors, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3 COLLECTION OF RENTS, ISSUES, PROFITS, ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. On or before the Closing Date, Agent, Borrower, and the Concentration Account Bank shall enter into the Concentration Account Agreement, in form and substance reasonably satisfactory to Agent, pursuant to which all Collections will be forwarded, after the occurrence and during the continuance of an Event of Default, to Agent on a daily basis. Subject to
Section 2.7, the Obligors agree that they will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that they receive with respect to the Collateral and immediately will deliver said Collections to the Concentration Account Bank for deposit to the Concentration Account in their original form as received by the Obligors. Such amounts shall be released, held, or applied in the manner provided for in Section 2.7.

     4.4 RELEASE OF PORTIONS OF THE COLLATERAL. So long as no Event of Default has occurred and is continuing, so long as no Event of Default would occur as a result thereof, and subject to the satisfaction of each of the following conditions, Agent shall, from time to time, upon 20 Business Days prior written request from the Obligors therefor:

               (a) With respect to the release of Real Property Collateral, deliver to an escrow or title company, a partial reconveyance or release of its Lien upon a parcel composing the Real Property Collateral, if:

               (i) Agent shall have received or shall receive, concurrent with or prior to the recording of such release or reconveyance, cash in the amount, if any, so that after giving effect to the permitted reconveyance or release, the sum of the Revolver Usage plus the outstanding principal balance of the Term Loan is less than or equal to the Borrowing Base;

               (ii) the proposed release or reconveyance is of one of the legal parcels of Real Property Collateral set forth on Schedule R-1 attached hereto and not a subdivision thereof;

               (iii) prior to the transfer date, the Obligors shall have delivered an irrevocable instruction to the escrow or title company directing that they are only authorized to record the release or the reconveyance upon payment to Agent for the benefit of the Lenders of cash in the amount, if any, so that after giving effect to the permitted reconveyance or release, the sum of the Revolver Usage plus the outstanding principal balance of the Term Loan is less than or equal to the Borrowing Base; and

               (iv) prior to or on the transfer date, the Obligors shall reimburse Agent for the reasonable cost of preparing, reviewing, and delivering the releases or reconveyances;

provided, that, neither the acceptance of any payment nor the issuance of any partial release or reconveyance by Agent shall affect the Obligors' liability to pay all amounts owing under this Agreement or the Lien of any Mortgage on the remainder of the Real Property Collateral not released or reconveyed; upon written request of Agent and surrender of any Mortgage to the applicable trustee for cancellation or endorsement, and upon payment of its fees and charges, said trustee shall release or reconvey, without warranty, all or any part of the Real Property Collateral then subject to the applicable Mortgage; and any release or reconveyance, whether full or partial, may be made in terms to "the person or persons legally entitled thereto," and the recitals in such release or reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof; and

               (b) With respect to the cancellation of a Note upon the full repayment thereof, deliver to Mortgagor such Note marked "cancelled" and a release of the related Deed of Trust, if:

               (i) Such repayment is for cash or Cash Equivalents payable upon repayment, and the Net Cash Proceeds received will be not less than the unpaid principal amount of the subject Note plus all accrued and unpaid interest thereon;

               (ii) Agent shall have received or shall receive, concurrent with the cancellation of the Note, the applicable principal prepayment required by Section 2.4(a)(iv)(C);

               (iii) the proposed repayment and cancellation involves one of the Notes set forth on Schedule A-1 attached hereto and not less than the entirety thereof; and

               (iv) prior to or on the cancellation date, the Obligors shall reimburse Agent for the reasonable cost of preparing, reviewing, and delivering any necessary documents or documentation.

The Obligors agree that they shall not sell, transfer or otherwise dispose of any Note. However, the Obligors may, if they so elect, obtain the release of any Note as Collateral hereunder upon 30 days prior written notice thereof to the Agent, provided that: (i) no Event of Default shall have occurred and is continuing or would result from the release of such Note as Collateral, (ii) the release of such Note as Collateral shall not result in an Overadvance, (iii) the Obligors shall maintain the released Note free and clear of Liens or other encumbrances, and (iv) such Note shall not be considered in the calculation of the Borrowing Base. Any Note so released from being considered Collateral shall, however, be included in the calculation of Unencumbered Asset Value.

     4.5 SUBSTITUTION OR ADDITION OF REAL ESTATE COLLATERAL. At any time and from time to time after the Maximum Facility Amount Availability Date, upon 60 days prior written notice by the Obligors to the Lender Group (the "Additional Collateral Notice"), the Obligors may request that additional Real Property Collateral or Notes be added to the Collateral securing the Obligations through an amendment to this Agreement, such additional Collateral to be contributed either directly by Borrower or indirectly by Holdings as security for its guaranty, or both. Upon compliance with the conditions precedent set forth in
Section 3.3, and subject to the consent of the Required Lenders to the inclusion of the additional Collateral, which consent may be withheld in the sole discretion of the Lender Group, Schedule A-1 shall be amended to reflect the inclusion of the additional Collateral (the "Additional Collateral Inclusion Date"). From and after the Additional Collateral Inclusion Date, the additional Collateral shall be included in the determination of the Borrowing Base. The Additional Collateral Notice shall include such information concerning the additional Collateral as the Agent may request, including, but not limited to,
(i) historical analysis and financial and operational forecasts of the operations of the subject Collateral as a Shoney's Inn, for such periods and in such detail as Agent shall require, including historical and projected net operating income from the hotel operations to permit the determination by the Agent to its satisfaction of the Baseline NOI to be attributed to such Collateral, (ii) environmental reports and property surveys, (iii) title reports and title insurance policies, (iv) material agreements relative to the Collateral and the relationship of the Shoney's Inn operations thereon to Borrower or Holdings, (v) legal documentation required by the Agent to effect a first priority Lien in favor of the Agent for the benefit of the Lender Group in the additional Real Property Collateral or Notes as provided in this Agreement; and (vi) such other matter and documents in connection with the addition of the Collateral as shall be required by Agent and its counsel.

     4.6 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, the Obligors shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, mortgages, deeds of trust, pledges, assignments, endorsements, affidavits, reports, notices, letters of authority, and all other documents that Agent may request in its Permitted Discretion, in form satisfactory to Agent in its Permitted Discretion, to perfect and continue perfected Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

     4.7 POWER OF ATTORNEY. The Obligors hereby irrevocably make, constitute, and appoint Agent (and any of Agent's officers, employees, or agents designated by Agent) as their true and lawful attorney, with power to: (a) if an Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.6, sign the name of such Obligor on any of the documents described in Section 4.6; (b) at any time that an Event of Default has occurred and is continuing, sign the appropriate Obligor's name on any invoice or bill relating to any Related Account or Related Rents, drafts against account debtors with respect to Related Accounts or Related Rents, schedules and assignments of Related Accounts or Related Rents, verifications of Related Accounts or Related Rents, and notices to account debtors with respect to Related Accounts or Related Rents; (c) send requests for verification of Related Accounts or Related Rents; (d) at any time that an Event of Default has occurred and is continuing, endorse the appropriate Obligor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security with respect to the Collateral that may come into the Lender Group's possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under an Obligor's policies of insurance respecting the Collateral and make all determinations and decisions with respect to such policies of insurance; and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Related Accounts directly with the account debtors thereof, for amounts and upon terms which Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases which Agent determines to be necessary. The appointment of Agent as the Obligors' attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

     4.8 RIGHT TO INSPECT. Agent and each Lender (through any of their officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable prior notice to the Obligors to inspect the Books and to check, test, and appraise the Collateral in order to verify the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that Agent (i) may conduct no more than two financial examinations per year and one Real Estate Collateral appraisal per annum at the expense of Obligors, and the aggregate audit expense incurred in the conduct of such financial examinations during any such 12 month period to be paid by



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

Obligors shall not exceed $15,000, and then only during such period that Borrower is not in compliance with the Minimum NOI Maintenance requirement set forth in Section 2.1(c); provided, the foregoing notwithstanding, upon the occurrence and during the continuance of an Event of Default, the Agent may conduct as many financial examinations or Real Estate Collateral appraisals as it deems necessary at the expense of Obligors; and (ii) exercises its rights to perform or cause to be performed such inspections, checks, tests and appraisals in a manner so as not to interfere unreasonably with hotel operations conducted on the Real Estate Collateral or with the conduct by Obligors of their business. Subject to the foregoing limitations, the Obligors hereby agree and acknowledge that Agent (through any of its officers, employees, or agents) shall be permitted to conduct an appraisal of any Real Estate Collateral that is subject to a casualty loss and that such appraisal shall be conducted for purposes of recalculating the Borrowing Base.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, the Obligors make the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. The Obligors have good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

     5.2 THE NOTES. The Notes are bona fide existing payment obligations created by the sale and delivery of Underlying Real Property to the Mortgagor, owed by the Mortgagor to the holder of the Note without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, other than pursuant to
Section 2.3.5 of the Motel Purchase Agreement. As to each Note, such Note is not:

               (a) owed by an employee, Affiliate, or agent of an Obligor,

               (b) on account of a transaction wherein Underlying Real Property was sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or on any other terms by reason of which the sale or any payment under the Note may be conditional,

               (c) payable in a currency other than Dollars,

               (d) owed by a Mortgagor that has asserted a right of setoff, other than pursuant to Section 2.3.5 of the Motel Purchase Agreement, has disputed its liability, or has made any claim with respect to its obligation to pay the Note, and

               (e) owed by a Mortgagor that is subject to any Insolvency Proceeding or is not Solvent and the Obligors have not received notice of an imminent Insolvency Proceeding involving the Mortgagor or a material impairment of the financial condition of the applicable Mortgagor.

     5.3 [INTENTIONALLY OMITTED].

     5.4 [INTENTIONALLY OMITTED].

     5.5 [INTENTIONALLY OMITTED].

     5.6 [INTENTIONALLY OMITTED].

     5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Obligor is located at the address indicated in Schedule 5.7 and each Obligor's FEIN is identified in Schedule 5.7.

     5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

               (b) Set forth on Schedule 5.8, is a complete and accurate description, as of the Closing Date, of the authorized capital Stock of each Obligor, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8, as of the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of the Obligors' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Obligors are not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of their capital Stock or any security convertible into or exchangeable for any of their capital Stock.

               (c) Set forth on Schedule 5.8, is a complete and accurate list, as of the Closing Date, of each Obligor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their formation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by an Obligor. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on Schedule 5.8, as of the Closing Date, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of an Obligor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     5.9 DUE AUTHORIZATION; NO CONFLICT.

               (a) The execution, delivery, and performance by the Obligors of this Agreement and the Loan Documents to which they are a party have been duly authorized by all necessary action on the part of the Obligors.

               (b) The execution, delivery, and performance by the Obligors of this Agreement and the Loan Documents to which they are a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Obligors, the Governing Documents of the Obligors, or any order, judgment, or decree of any court or other Governmental Authority binding on the Obligors, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Obligors, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Obligors, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of the Obligors if the failure to obtain such approval or consent reasonably could be expected to result in a Material Adverse Change.

               (c) Other than the filing of financing statements, fixture filings, and the Mortgage, the execution, delivery, and performance by the Obligors of this Agreement and the Loan Documents to which the Obligors are a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

               (d) This Agreement and the other Loan Documents to which the Obligors are a party, and all other documents contemplated hereby and thereby, when executed and delivered by the Obligors will be the legally valid and binding obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Agent's Liens granted by Obligors to Agent, for the benefit of the Lender Group, in and to the Collateral are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10 and matters which, if decided adversely to the Obligors, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change, there



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

are no actions, suits, or proceedings pending or, to the best knowledge of the Obligors, threatened against the Obligors, or any of their Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to the Obligors, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Obligors or any guarantor of the Obligations that have been delivered by the Obligors to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the Obligors' (or such guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Obligors (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12 FRAUDULENT TRANSFER.

               (a) Each Obligor is Solvent.

               (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Obligors.

     5.13 EMPLOYEE BENEFITS. None of the Obligors nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14 ENVIRONMENTAL CONDITION. None of the Real Estate Collateral has ever been used by the Obligors or, to the best of the Obligors' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation of any Environmental Law. To the best of Obligors' knowledge, none of the Real Estate Collateral has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. To the best of Obligors' knowledge, no Lien arising under any environmental protection statute has attached to any revenues from the Real Estate Collateral or to any of the Real Estate Collateral. The Obligors have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Obligors resulting in the releasing or disposing of Hazardous Materials into the environment from or on the Real Estate Collateral.



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



     5.15 BROKERAGE FEES. Other than Credit Capital Partners, LLC, Murphy, Noell & Company, and Durham Capital, the Obligors have not utilized the services of any broker or finder in connection with the Obligors' obtaining financing from the Lender Group under this Agreement, and no brokerage commission or finders fee is payable in connection herewith other than to Credit Capital Partners, LLC, Murphy, Noell & Company, and Durham Capital.

     5.16 YEAR 2000 COMPLIANCE. On the basis of a comprehensive inventory, review, and assessment currently being undertaken by the Obligors of the Obligors' computer applications utilized by the Obligors in their hotel and other business operations, and upon inquiry made of the Obligors' material suppliers and vendors, the Obligors are of the considered view that the Obligors' hotel operations, and all such suppliers and vendors, will be Year 2000 Compliant before October 1, 1999. The Obligors (a) have undertaken a detailed inventory, review, and assessment of all areas within their business and operations that could be materially adversely affected by the failure of the Obligors or their hotel and other business operations to be Year 2000 Compliant on a timely basis, (b) are developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (c) to date, are implementing that plan in accordance with that timetable in all material respects. The Obligors reasonably anticipate that they will be Year 2000 Compliant on a timely basis.

     5.17 INTELLECTUAL PROPERTY. The Obligors own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their business as currently conducted if failure to own, or hold licenses in, such trademarks, trade names, copyrights, patents, patent rights, and licenses reasonably could be expected to result in a Material Adverse Change, including, but not limited to, the franchise or other license rights from Shoney's to operate their properties which are so operated as Shoney's Inns and to sublicense such right to other Persons including the Agent.

     5.18 LEASES. The Obligors enjoy peaceful and undisturbed possession under all Material Leases to which they are a party or under which they are operating. All such Material Leases are valid and subsisting and no material default by the Obligors exists under any of them.

     5.19 RELIANCE BY LENDER GROUP; CUMULATIVE. Each warranty and representation contained in this Agreement shall be conclusively presumed to have been relied on by the Lender Group regardless of any investigation made or information possessed by Agent. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that the Obligors now or hereafter shall give, or cause to be given, to the Lender Group.

     5.20 THE NOTES, DEEDS OF TRUST, AND TITLE POLICIES.



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



               (a) The copies of the Pledged Notes, the Pledged Deeds of Trust, and the Pledged Title Policies delivered by the Obligors to the Agent prior to the Closing Date are true, complete, and correct, and include all amendments, modifications, supplements, and endorsements thereto in existence. Either Holdings or Borrower is the owner and holder of each of the Pledged Notes, the Pledged Deeds of Trust, and the Pledged Title Policies. The information contained in Schedule 5.20 with respect to the Pledged Notes is true and correct as of the Closing Date.

               (b) The copies of the Additional Pledged Notes, the Additional Pledged Deeds of Trust, and the Additional Pledged Title Policies delivered by the Obligors to the Agent prior to the Maximum Facility Amount Availability Date are true, complete, and correct, and include all amendments, modifications, supplements, and endorsements thereto in existence. Either Holdings or Borrower is, as of the Maximum Facility Amount Availability Date, the owner and holder of each of the Additional Pledged Notes, the Additional Pledged Deeds of Trust, and the Additional Pledged Title Policies. The information contained in Schedule
5.20 with respect to the Additional Pledged Notes is true and correct as of the Maximum Facility Amount Availability Date.

               (c) The copies of any Additional Pledged Notes, any Additional Pledged Deeds of Trust, and any Additional Pledged Title Policies delivered by the Obligors to the Agent after the Maximum Facility Amount Availability Date pursuant to Section 4.5 are true, complete, and correct, and include all amendments, modifications, supplements, and endorsements thereto in existence. Either Holdings or Borrower is, as of the applicable Additional Collateral Inclusion Date, the owner and holder of such Additional Pledged Notes, the Additional Pledged Deeds of Trust, and the Additional Pledged Title Policies. The information contained in Schedule 5.20 with respect to such Additional Pledged Notes is true and correct as of the applicable Additional Collateral Inclusion Date.

6. AFFIRMATIVE COVENANTS.

Each Obligor covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Obligor shall do all of the following:

     6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables the Obligors to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent in its Permitted Discretion.

     6.2 COLLATERAL REPORTING. Provide Agent with (or as to (c) below cause ShoLodge Franchise to deliver to Agent) the following documents at the following times in form satisfactory to Agent in its Permitted Discretion:

               (a) promptly upon receipt, a copy of any notice of default or any other material communication received by an Obligor from any ground lessor of any Real Estate Collateral,



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

and promptly upon sending, a copy of any material communication sent by an Obligor to any such ground lessor,

               (b) promptly upon sending, any notice of default or any other material communication sent by an Obligor to any Mortgagor, and promptly upon receipt, a copy of any material communication received by an Obligor from any Mortgagor,

               (c) promptly upon sending, any notice of default or any other material communication sent to any, and to deliver to Agent promptly upon receipt, any material communication received from, any Mortgagor/licensee with respect to the Mortgagor's/licensee's license agreement with ShoLodge Franchise for the Shoney's Inn marks,

               (d) on a 4 week accounting period basis and, in any event, by no later than the 10th day after the end of each such period during the term of this Agreement,

                    (i) a detailed calculation of the Borrowing Base,

                    (ii) a report that details all payments received with
               respect to each of the Notes during the last month, payment status and delinquency, and the application of those payments, and

                    (iii) a detailed aging, by total, of the Notes, together
               with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

               (e) on a quarterly basis,

                    (i) a calculation of the NOI, on the basis of four rolling calendar quarters, derived by the respective Mortgagor from the hotel operations for each parcel of Underlying Real Property Collateral, and by Holdings or Borrower, as the case may be, with respect to the Jonesboro Property and any other parcel of Real Property Collateral, and

                    (ii) an analysis, accompanied by appropriate calculations
               and discussion, as required by Agent in its Permitted Discretion, of the occupancy rate, average daily room rate, and revenue per available room derived by the respective Mortgagor from the hotel operations for each parcel of Underlying Real Property Collateral, and by Holdings or Borrower, as the case may be, with respect to the Jonesboro Property and any other parcel of Real Property Collateral,



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

               (f) upon request of Agent, which requests prior to the occurrence and not during the continuance of an Event of Default shall be limited to 2 per subsection below per year,

                    (i) a report with respect to Real Property Collateral and
               the Underlying Real Property Collateral that details the amount of real property taxes that are currently delinquent, those that are currently due and payable, and those that are to become due and payable within twelve months of the date of the report, such report to be prepared on a per property basis with respect to the Real Property Collateral and the Underlying Real Property Collateral,

                    (ii) a report that details those parcels of the Real
               Property Collateral and Notes that have been sold or otherwise disposed of by an Obligor within the last three months, the Net Cash Proceeds received therefrom, the application of such Net Cash Proceeds, those parcels of Real Property Collateral and Notes that currently are held for sale, the listing price, and the length of time that such Asset has been held for sale,

                    (iii) a report that details the specifics of material
               transactions among or between the Obligors and any Affiliate of an Obligor and the compliance of such transactions with the requirements of Section 7.14, and

                    (iv) such other reports as to the Collateral or the
               financial condition of the Obligors as Agent may request from time to time in its Permitted Discretion.

          6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent:

               (a) as soon as available, but in any event within 50 days after the end of each fiscal quarter during each of Holdings' fiscal years, or, after the occurrence and during the continuance of an Event of Default, within 50 days after the end of each 4 week accounting period,

                    (i) a company prepared balance sheet and income statement
               covering Holdings' operations during such period,

                    (ii) a certificate signed by its chief executive officer,
               its chief financial officer, or its chief accounting officer to the effect that:

                         (A) the financial statements delivered hereunder have
                    been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Holdings,

                         (B) the representations and warranties of the Obligors
                    contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                         (C) there does not exist any condition or event that
                    constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action, if any, the Obligors have taken, are taking, or propose to take with respect thereto),

                    (iii) a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

               (b) as soon as available, but in any event within 110 days after the end of each of Holding's fiscal years,

                    (i) financial statements of Holdings for each such fiscal
               year, audited by independent certified public accountants acceptable to Agent in its Permitted Discretion and certified, without any material qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                    (ii) a certificate of such accountants addressed to Agent
               stating, if accurate, that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

               (c) if filed by Holdings, within 5 days of filing

                    (i) 10-Q quarterly reports, Form 10-K annual reports, and
               Form 8-K current reports,

                    (ii) any other filings made by Holdings with the SEC, and

                    (iii) any other information that is provided by Holdings to its shareholders generally,

               (d) upon the request of Agent, any other report requested by Agent in its Permitted Discretion relating to the financial condition of the Obligors.



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Holdings agrees to deliver financial statements prepared on both a consolidated and consolidating basis, and that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Obligors and their Subsidiaries that Agent may request in its Permitted Discretion. Holdings shall also deliver to Agent, promptly upon its receipt thereof, each report, certificate or financial statement it receives from a Mortgagor whether pursuant to the Notes or otherwise.

     6.4 [INTENTIONALLY OMITTED].

     6.5 [INTENTIONALLY OMITTED].

     6.6 [INTENTIONALLY OMITTED].

     6.7 [INTENTIONALLY OMITTED].

     6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against an Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity or amount of such assessment or tax shall be the subject of a Permitted Protest. Each Obligor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, except to the extent that such tax payments and withholding taxes shall be the subject of a Permitted Protest, and will, upon request, furnish Agent with proof satisfactory to Agent in its Permitted Discretion indicating that the Obligors have made such payments or deposits. Upon request, each Obligor shall deliver evidence of payment of applicable excise taxes in each jurisdiction where such Obligor's failure to pay any such applicable excise tax would result in a Material Adverse Change, such evidence to be satisfactory to Agent in its Permitted Discretion.

     6.9 INSURANCE.

               (a) At its expense, maintain or cause to be maintained insurance respecting the furniture, fixtures and equipment located on or used in connection with the operations of the Real Property Collateral or with respect to the Obligors' business conducted thereon, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Obligors also shall maintain public liability and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. If the Obligors fail to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

               (b) The Obligors shall give Agent prompt notice of any material loss respecting the furniture, fixtures and equipment, located on or used in connection with the operations of the Real Property Collateral or with respect to the Obligors' business conducted thereon, covered by such insurance. Provided that no Event of Default shall have occurred and is continuing and Availability is zero (0) or greater, any monies received as payment for any loss under any insurance policy mentioned in Section 6.9(a) above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Obligors for application as the Obligors shall determine in their reasonable discretion to the cost of repairs, replacements, or restorations of the Personal Property Collateral. In the event that an Event of Default has occurred and is continuing or Availability is less than zero (0), any monies received as payment for any loss under any insurance policy mentioned in Section 6.9(a) above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in the order specified in Section 2.4(b), or shall be disbursed to the Obligors under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations of the Personal Property Collateral.

               (c) The Obligors will obtain and maintain with respect to the Real Property Collateral and shall cause each Mortgagor to obtain and maintain with respect to the Underlying Real Property Collateral, (i) insurance of the type necessary to insure the improvements and chattels thereon, for the full replacement cost thereof, against "all risk of physical loss", including flood insurance, if applicable, and any other risks from time to time included under "extended coverage" policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about or relating to each parcel of Real Estate Collateral, in an amount of not less than $1,000,000; and (iii) such other specified insurable contingencies (other than earthquake and, as to any property not located in a flood plane, flood) as Agent may require in its Permitted Discretion. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent in its Permitted Discretion, not more frequently than once every twelve months at the Obligors' cost.

               (d) All insurance required herein shall be written by companies of recognized financial standing, satisfactory to Agent in its Permitted Discretion, which are authorized to do insurance business in the states in which the Real Estate Collateral is located. Such insurance shall be in form satisfactory to Agent in its Permitted Discretion, shall with respect to hazard insurance and such other insurance as Agent shall specify in its Permitted Discretion, name the Agent as loss payee as its interest may appear or additional assured as applicable, and shall contain a non-contribution mortgagee clause satisfactory to Agent in its Permitted Discretion. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel or reduce the amount or scope of any coverage under such policy except after 20 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of the Obligors or the Mortgagor, as applicable, or Agent that might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral or the Underlying Real Property Collateral, as the case may be, for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Agent pursuant to the Mortgage or by an Obligor pursuant to a Pledged Deed of Trust or Additional Pledged Deed of Trust upon the happening of an event of default thereunder, or (iii) any change in title or ownership of the Real Property Collateral or the Underlying Real Property Collateral.

               (e) Original policies or certificates thereof satisfactory to Agent in its Permitted Discretion evidencing such insurance shall be delivered to Agent at least thirty (30) days prior to the expiration of the existing or preceding policies. The Obligors shall give Agent prompt notice of any loss covered by such insurance respecting the Real Estate Collateral and, to the extent the right is within the power of an Obligor to grant, or to cause any applicable Mortgagor to grant, and not in conflict with the express provisions of an applicable Pledged Deed of Trust or Additional Pledged Deed of Trust, Agent shall have the right to participate in the adjustment of all loss payable under any such insurance policies without any liability to the Obligors whatsoever in respect of such adjustments. In the event of any conflict of Agent's right to adjust any loss and to participate in any adjustment of all losses payable under any such insurance policies with the express provisions of any applicable Pledged Deed of Trust or Additional Pledged Deed of Trust, the Obligors shall not, and shall cause each Mortgagor not to, adjust or settle any such loss without the prior written consent of Agent. Provided that no Event of Default shall have occurred and is continuing and Availability is zero (0) or greater, any monies received by an Obligor, if any, as payment for any loss under any Insurance Policy with respect to any of the Real Estate Collateral shall be paid over to the Obligors for application as the Obligors shall determine in their reasonable discretion to the cost of repairs, replacements, or restorations of the Real Estate Collateral in accordance with Section 6.9(g) and (h). In the event that an Event of Default has occurred and is continuing or Availability is less than zero (0), any monies received by an Obligor, if any, as payment for any loss under any Insurance Policy with respect to any of the Real Estate Collateral shall be paid over to Agent to be applied to the prepayment of the Obligations without premium, in the order specified in Section 2.4(b) or, at the option of the Required Lenders, shall be disbursed to Borrower or a Mortgagor, as applicable, under staged payment terms satisfactory to Agent in its Permitted Discretion for application to the cost of repairs, replacements, or restorations of the Real Estate Collateral in accordance with
Section 6.9(g) and (h). All restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, all prepaid premiums and any existing but unpaid claims relating to any Insurance Policy obtained by an Obligor shall be the sole and absolute property of Agent to be applied by Agent to the payment of the Obligations in the order specified in Section 2.4(b).

               (f) The Obligors shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.9, unless Agent is included thereon as named insured with a non-contribution mortgage clause satisfactory to Agent in its Permitted Discretion. The Obligors shall immediately notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies or certificates thereof shall immediately thereafter be provided to Agent.

               (g) If the Required Lenders elect to permit Agent to disburse any monies received as payment for any loss under any insurance policy pursuant to this Section 6.9 with respect to the Real Property Collateral, Agent shall only disburse such money for the repair, replacement or restoration of the Real Property Collateral which has been damaged, if all of the following conditions are satisfied: (i) the Obligors shall not be in default under any of the terms, covenants and conditions of any Material Lease which such Obligor has entered into with respect to the damaged Real Property Collateral; (ii) the damage or destruction of the Real Property Collateral shall not cause the termination of any Material Lease of the damaged Real Property Collateral prior to the anticipated completion date of the repair, replacement or restoration of such Real Property Collateral; (iii) the Obligors have in force rental continuation and business interruption insurance covering the damaged Real Property Collateral for twelve (12) months; (iv) Agent is satisfied in its Permitted Discretion that during the period from the time of damage until the repair, replacement or restoration of such Real Property Collateral is completed, the sum of the NOI plus the proceeds of the rental and business interruption insurance, if any, is equal to or greater than the Baseline NOI for such period, adjusted to reflect the elimination of that portion of NOI applicable to the Real Property Collateral which has been damaged during such period; (v) Agent is satisfied in its Permitted Discretion that the insurance proceeds, together with other amounts to be contributed to the repair, replacement, or restoration by the Obligors (such amounts to be applied first), shall be sufficient to fully repair, replace or restore the damaged parcel of Real Property Collateral; (vi) construction and completion of the repair, replacement or restoration of the Real Property Collateral shall be completed in accordance with plans, specifications and drawings submitted to and approved by Agent in its Permitted Discretion, which plans, specifications and drawings shall not be substantially modified, changed or revised without Agent's prior written consent, which consent shall not be unreasonably withheld; and (vii) Agent shall have approved the general contractor, and all contracts the Obligors propose to enter into with respect to the repair, replacement and restoration of the Real Property Collateral, such approval to be with Agent's Permitted Discretion.

               (h) If the Required Lenders elect to permit Agent to disburse any monies received as payment for any loss under any insurance policy pursuant to this Section 6.9 with respect to the Underlying Real Property Collateral, Agent shall only disburse such money for the repair, replacement or restoration of the Underlying Real Property Collateral which has been damaged, if all of the following conditions are satisfied: (i) no event or condition constituting an event of default under the Note or Deed of Trust pertaining to the Underlying Real Property Collateral then exists, or that with the passage of time or the giving of notice (but nothing else) would constitute an event of default; (ii) the Mortgagor shall not be in default under any of the terms, covenants and conditions of any Material Lease which such Mortgagor has entered into with respect to the damaged Underlying Real Property Collateral;
(iii) the damage or destruction of the Underlying Real Property Collateral shall not cause the termination of any Material Lease of the damaged Underlying Real Property Collateral prior to the anticipated completion date of the repair, replacement or restoration of such Underlying Real Property Collateral; (iv) the Mortgagor has in force rental continuation and business interruption insurance covering the damaged Underlying Real Property Collateral for twelve (12) months;
(v) Agent is satisfied in its Permitted Discretion that during the period from the time of damage until the repair, replacement or restoration of such Underlying Real Property Collateral is completed, the sum of the NOI plus the proceeds of the rental and business interruption insurance, if any, is equal to or greater than the Baseline NOI for such period, adjusted to reflect the elimination of that portion of NOI applicable to the Underlying Real Property Collateral which has been damaged; (vi) Agent is satisfied in its Permitted Discretion that the insurance proceeds, together with other amounts to be contributed to the repair, replacement, or restoration by the Mortgagor (such amounts to be applied first) shall be sufficient to fully repair, replace or restore the damaged parcel of Underlying Real Property Collateral; (vii) construction and completion of the repair, replacement or restoration of the Underlying Real Property Collateral shall be completed in accordance with plans, specifications and drawings submitted to and approved by Agent in its Permitted Discretion, which plans, specifications and drawings shall not be substantially modified, changed or revised without Agent's prior written consent, which consent shall not be unreasonably withheld; and (viii) Agent shall have approved the general contractor, and all contracts the Mortgagor proposes to enter into with respect to the repair, replacement and restoration of the Underlying Real Property Collateral, such approval to be subject to Agent's Permitted Discretion.

     6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of the Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.11 [INTENTIONALLY OMITTED].

     6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.13 EMPLOYEE BENEFITS.




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


               (a) Cause to be delivered to Agent, each of the following: (i) promptly, and in any event within 10 Business Days after an Obligor knows, (such Obligor shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor), or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief executive officer, the chief financial officer, or the chief accounting officer of Holdings describing such ERISA Event and any action that is being taking with respect thereto by such Obligor, and any action taken or threatened by the IRS, Department of Labor, or PBGC, (ii) promptly, and in any event within 5 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by an Obligor or any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 5 Business Days after receipt by an Obligor or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Benefit Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of an Obligor or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by an Obligor or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to an Obligor or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of an Obligor under any Retiree Health Plan.

     6.14 LEASES. Pay prior to the commencement of an action to collect such rents and other amounts all rents and other amounts payable under any Material Leases to which an Obligor is a party or by which an Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that an Obligor fails timely to make payment of such rents and other amounts payable when due under its Material Leases with respect to the Real Property Collateral, unless such payments are the subject of a Permitted Protest, Agent shall be entitled, in its Permitted Discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

     6.15 BROKERAGE COMMISSIONS. Other than fees payable to Credit Capital Partners, LLC, Murphy, Noell & Company, and Durham Capital, pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Each Obligor agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder, other than Credit Capital Partners, LLC, Murphy, Noell & Company, and Durham Capital, arising out of an Obligor's obtaining financing from the Lender Group under this Agreement.

     6.16 YEAR 2000 COMPLIANCE. Be Year 2000 Compliant by October 1, 1999.

     6.17 CORPORATE EXISTENCE, ETC. At all time preserve and keep in full force and effect each Obligor's valid corporate existence and good standing and any rights and franchises which if not preserved and kept in full force and effect could reasonably be expected to result in a Material Adverse Change.

     6.18 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.19 ENVIRONMENTAL CONDITION.

               (a) The Obligors shall keep or cause the Real Property Collateral, and shall use their best efforts to cause each Mortgagor to keep or cause the Underlying Real Property Collateral, to be kept free of Hazardous Materials and not cause or permit the Real Property Collateral to be, and use their best efforts to cause each Mortgagor not to cause or permit the Underlying Real Property Collateral from being, used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Materials except, in each case, in compliance with all applicable Environmental Laws.

               (b) The Obligors shall use diligent efforts to ensure compliance by all owners, operators, and occupants, if any, of the Real Property Collateral, and shall cause each Mortgagor to use diligent efforts to ensure compliance by all owners, operators, and occupants, if any, of the Underlying Real Property Collateral, with all applicable Environmental Laws and will use diligent efforts to ensure that all such owners, operators, and occupants obtain and comply with any and all required approvals, registrations, or permits.

               (c) Upon the request of Agent, in its Permitted Discretion, the Obligors shall conduct and complete such investigations, studies, samplings, and testings relative to Hazardous Materials at or affecting the Real Property Collateral, and, if permitted under the applicable Deed of Trust, the Underlying Real Property Collateral, shall cause each

Mortgagor to conduct and complete such investigations, studies, samplings, and testings relative to Hazardous Materials at or affecting to the Underlying Real Property Collateral, as are requested; provided, that no more than one (1) such request shall be made during any 12 month period with respect to each parcel of Real Estate Collateral. Upon the request of Agent from time to time, in its Permitted Discretion, the Obligors shall provide to Agent, at the Obligors' sole cost and expense and without any liability to Agent, with an environmental site assessment or an environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Agent in its Permitted Discretion, all in scope, form and content satisfactory to Agent in its Permitted Discretion, to assess with a reasonable degree of certainty the presence or absence of Hazardous Materials and the potential cost in connection with the Remediation of any Hazardous Materials at or related to the Real Property Collateral, and, if permitted under the applicable Deed of Trust, shall cause each Mortgagor to provide, at such Mortgagor's sole cost and expense and without liability to Agent, an environmental site assessment or an environmental audit report, or an update of such assessment or report with respect to the Underlying Real Property Collateral; provided, that no more than one (1) such request shall be made during any 12 month period with respect to each parcel of Real Estate Collateral. Upon demand of Agent in its Permitted Discretion, and at the Obligors' sole cost and expense, the Obligors shall promptly take all actions to Remediate the Real Property Collateral, and, if permitted under the applicable Deed of Trust, shall cause each Mortgagor to provide, at such Mortgagor's sole cost and expense and without liability to Agent, an environmental site assessment or an environmental audit report, or an update of such assessment or report with respect to the Underlying Real Property Collateral, that are required by federal, state, or local governmental agency or political subdivision or that are reasonably necessary to mitigate a spill or a violation of any Environmental Law or to allow full economic use of the Real Property Collateral, and, if permitted under the applicable Deed of Trust, the Underlying Real Property Collateral. All such work shall be performed by one or more contractors selected by the Obligors and approved in advance and in writing by Agent in its Permitted Discretion. The Obligors shall proceed, and, if permitted under the applicable Deed of Trust, shall cause any applicable Mortgagor to proceed, continuously and diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be in accordance with all applicable requirements of all Environmental Laws and, as to Underlying Real Property Collateral, the terms of the applicable Deed of Trust. Any such actions shall be performed in a good, safe, and workman like manner and shall minimize any impact on the business or occupation at or near the applicable Real Estate Collateral. The Obligors shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs and any and all taxes or fees that may be applicable to such activities. The Obligors shall promptly provide to Agent copies of testing results and reports that are generated in compliance with the above activities. Promptly upon completion of such investigation and Remediation, the Obligors shall permanently seal or cap all monitoring wells and test holes to industrial standards and in compliance with all Environmental Laws, remove all associated equipment, and restore the Real Estate Collateral to the condition existing prior to the commencement of

Remediation, which shall include the repair of any surface damage, including paving caused by such investigation or Remediation hereunder. If the estimated cost of any performance under this section exceeds $3,000,000 in the aggregate, then within ten (10) days of demand therefor, the Obligors shall provide Agent with a bond, letter of credit, or similar financial assurance evidencing that the necessary funds are available for the obligations established by this subparagraph or shall instruct Agent to reserve such amounts against the amount of Advances available under Section 2.1.

               (d) The obligations of the Obligors and the rights of Agent with respect to Hazardous Materials are in addition to and not in substitution of the obligations of the Obligors and the rights of Agent under all applicable, federal, state and local laws, regulations and ordinances relating to health and safety, and protection of the environment. The obligations of the Obligors and the rights of Agent with respect to Hazardous Materials, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary, (i) shall not be subject to any antideficiency laws or protections, if any, and (ii) shall survive (a) a non-judicial sale, judicial sale or deed or other transaction in lieu of such sale hereunder, and (b) the repayment of the Obligations. In the event an Obligor does not timely perform any of its obligations with respect to Hazardous Materials, Agent may, but is not required to, after first giving the Obligors (a) concurrent written notice, in the case of an emergency or continuing release, or (b) ten (10) days prior written notice, in all other cases, and, in the latter circumstance, only if an Obligor fails to commence and thereafter diligently pursue the required performance, perform such obligations, but is not obligated to, at the expense of the Obligors and such expense shall be added to the Obligations and shall not cure an Obligor's breach under this Agreement.

7. NEGATIVE COVENANTS.

The Obligors covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, the Obligors will not do any of the following:

     7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to or responsible for, any Indebtedness if, at the time of such incurrence, and after giving pro forma effect thereto, the total Indebtedness of Holdings and its Subsidiaries, including the Subordinated Indebtedness would exceed 70% of Holdings' Total Consolidated Capitalization.

     7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of the Collateral, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.



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


               (a) Enter into any merger, consolidation, or similar reorganization unless an Obligor is the surviving entity thereof.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     7.4 [INTENTIONALLY OMITTED].

     7.5 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF COLLATERAL. Enter into any transaction for the sale, lease, or other disposition of, or transfer, whether by sale or otherwise, of any of the Collateral; provided, however, that the foregoing shall not prevent the making of any Permitted Disposition.

     7.6 CHANGE NAME, MOVEMENT OF COLLATERAL. Change an Obligor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name, or move or relocate Collateral, without giving the Agent written notice thereof within 60 days of such action.

     7.7 NATURE OF BUSINESS. Make any change in the business of Holdings that would result in Holdings no longer being in the real estate development business or in the business of developing, owning, franchising, operating, or managing lodging facilities.

     7.8 [INTENTIONALLY OMITTED].

     7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on any of the Obligors' capital Stock, of any class, whether now or hereafter outstanding; provided, however, Borrower may make distributions or declare a dividend as long as the cash or other property which is the subject of such distribution or dividend is ultimately received by Holdings.

     7.11 [INTENTIONALLY OMITTED].

     7.12 [INTENTIONALLY OMITTED].

     7.13 [INTENTIONALLY OMITTED].

     7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of an Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 [INTENTIONALLY OMITTED].

     7.16 [INTENTIONALLY OMITTED].

     7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes, including, without limitation, to purchase, acquire, redeem, or retire any capital Stock or debt of Holdings.

     7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; RELATED EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the Obligors provide any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens in the Collateral. The Related Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent, which consent shall not be unreasonably withheld.

     7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

               (a) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of an Obligor or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;



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


               (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that an Obligor is required, directly or indirectly, to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any material liability of an Obligor under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a Material Adverse Change.

     7.20 FINANCIAL COVENANTS. Fail to maintain:

               (a) with respect to Holdings, on a consolidated basis, net worth on the last day of any fiscal quarter of at least the sum of (i) $75,000,000, plus (ii) 50% of Holdings' cumulative Consolidated Net Income since October 6, 1996.

               (b) with respect to Holdings, on a consolidated basis, as of the end of each month, an Unencumbered Asset Value of at least $100,000,000. Additionally, Holdings shall maintain unencumbered the 2 Additional Pledged Notes set forth on Schedule A-1.

     7.21 [INTENTIONALLY OMITTED].

     7.22 [INTENTIONALLY OMITTED].

8. EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If an Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) unless in any case under this Section 8.1 (except as set forth in the following proviso) such payment is made within five (5) Business Days after the date such payment was first due; provided, however, that the five (5) Business Day grace period set forth herein only shall apply to Obligations that are due as the result of the charging of interest or Lender Group Expenses to the Loan Account;



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

         8.2 (a) If an Obligor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2, 6.3, 6.13, 6.14 or 6.20 of this Agreement and such failure continues for a period of fifteen (15) days from the date of such failure or neglect; (b) If an Obligor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.8, 6.12, or 6.15 of this Agreement and such failure continues for a period of thirty (30) days from the date of such failure or neglect; or (c) If an Obligor fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between an Obligor and the Lender Group (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Article 8);

         8.3 If an Obligor fails or neglects to perform, keep or observe any material term, provision, condition, or agreement contained in any Mortgage after the expiration of any applicable cure period contained therein;

         8.4 If there is a Material Adverse Change;

         8.5 If any material portion of an Obligor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person in a manner adverse to an Obligor;

         8.6 If an Insolvency Proceeding is commenced by Holdings or any of its Subsidiaries;

         8.7 If an Insolvency Proceeding is commenced against Holdings, or any of its Subsidiaries, and any of the following events occur: (a) Holdings or the Subsidiary consents to the institution of the Insolvency Proceeding against it;
(b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Holdings or any of its Subsidiaries; or (e) an order for relief shall have been issued or entered therein;

         8.8 If an Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.9 If a notice of Lien, levy, or assessment for amounts, individually or in the aggregate, in excess of $100,000 is filed of record with respect to any of an Obligor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing by an Obligor for amounts, individually or in the aggregate, in excess of $100,000 at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of an Obligor's properties or assets and the same is not paid on the payment date thereof, and the Lien, levy or assessment is not released, discharged, or bonded against before the earlier of 10 days of the date it first arises or 5 days of the date such property or assets is subject to being forfeited; provided, however, that until released, discharged or bonded against, Agent shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such Lien, levy, or assessment and any and all penalties or interest payable in connection therewith;

         8.10 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of an Obligor's properties or assets and the same is not released of record within 30 days of the date of the filing thereof;

         8.11 If there is a default in any material agreement to which an Obligor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein; or

         8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Holdings, its Subsidiaries, or any officer, employee, agent, or director of Holdings or any of its Subsidiaries, or if any such warranty or representation is withdrawn.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand except as otherwise provided herein or by an unwaivable provision of law) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Obligors:


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


               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with a Mortgagor for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputes and claims after deducting all Lender Group Expenses incurred or expended in connection therewith;

               (e) [Intentionally Omitted];

               (f) Without notice to or demand upon the Obligors or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Obligor agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. The Obligors authorize Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of an Obligor where Personal Property Collateral is located, each Obligor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Without notice to the Obligors (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Obligors held by the Lender Group (including any amounts then in or thereafter received in the Concentration Account), or (ii) indebtedness at any time owing to or for the credit or the account of the Obligors held by the Lender Group;

               (h) Hold, as cash collateral, any and all balances and deposits of the Obligors held by the Lender Group, and any amounts then in or thereafter received in the Concentration Account, to secure the full and final repayment of all of the Obligations;

               (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Obligor hereby grants to Agent a license or other right to use, to the extent assignable, without charge, such Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as the same pertain to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and the rights of each Obligor under all licenses and all franchise agreements with respect to the Real Estate Collateral, to the extent assignable, shall inure to the Lender Group's benefit;

               (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the premises of an Obligor where such Personal Property Collateral is Located) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:


               (i) Agent shall give each Obligor and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to each Obligor as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than each Obligor claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

               (iii) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

               (l) The Lender Group may credit bid and purchase at any public sale; and

               (m) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents;

               (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by the Obligors. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower, or

               (o) In addition to and not in limitation of the foregoing, Agent shall have all collection rights of a secured party under the Code or other applicable law. Without limiting the generality of Agent's collection rights, Agent may collect all amounts due on the Notes and apply such collections as hereinbelow provided. Such collection rights shall include the right to enforce the Notes, or any of them, and any Liens on the Underlying Real Property Collateral or other collateral securing same in the event of a default thereunder by the Mortgagor on such Notes. Without limiting the generality of the foregoing, should the Mortgagor on any Note default on such Note, the Obligors agree that Agent, as the holder of the Notes, may take any judicial or nonjudicial action permitted by applicable law to enforce or collect the amounts due under the Notes, and Agent may, if it chooses to do so, foreclose on the Underlying Real Property Collateral that is the subject of the Pledged Deeds of Trust or Additional Pledged Deeds of Trust, as the case may be, by judicial or nonjudicial foreclosure. If Agent as holder of the Notes elects to foreclose on the Underlying Real Property Collateral which is the subject of the Pledged Deeds of Trust or Additional Pledged Deeds of Trust, as the case may be, Agent may, if so permitted by the Pledged Deeds of Trust or Additional Pledged Deeds of Trust, as the case may be, credit bid amounts due under the Notes at any resultant foreclosure sale if Agent elects to do so. Should Agent as holder of the Notes be the successful bidder at a foreclosure sale under the Pledged Deeds of Trust or Additional Pledged Deeds of Trust, as the case may be, Agent shall acquire the property transferred as a result of such foreclosure free and clear of any claim or interest of the Obligors, and shall credit the Obligations for the amounts paid or credit bid at such foreclosure sale. In such event, it shall not be necessary for Agent to hold the property so acquired as security for the Obligations, nor shall it be necessary for Agent to foreclose upon such property a second time, it being intended by the parties that Agent for the benefit of the Lender Group will become the absolute owner of such property at the first foreclosure sale should such a sale occur.

     9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     9.3 FORECLOSURE NOT A DISCHARGE. Foreclosure shall not operate as a discharge to an Obligor's obligations to the Lender Group as to Hazardous Materials and the indemnity provisions in Section 11.3 hereof; and in the event an Obligor tenders a deed in lieu of foreclosure for all or part of the Real Property Collateral, such Obligor shall deliver such property to Agent (or its designee) free of any and all Hazardous Materials that were not permitted, under the terms and conditions of this Agreement, to be on or under such property. The indemnity provisions in Section 11.3 hereof shall not be discharged or affected in any way by foreclosure or by Agent's or a Lender's acceptance of a deed in lieu thereof, and the same shall continue for a period equal to the longest living child born in Los Angeles County on July 1, 1999, plus twenty-one (21) years.

10. TAXES AND EXPENSES.

          If an Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons with respect to the Collateral, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or any Mortgage, then, to the extent that Agent determines that such failure by such Obligor could result in a Material Adverse Change, in its Permitted Discretion and without prior notice to the Obligors, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9 and take any action with respect to such policies as Agent deems prudent. Agent shall notify the Obligors as soon as is practicable following the taking of any such action. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST; ETC. The Obligors waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which an Obligor may in any way be liable.

     11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. The Obligors hereby agree that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

     11.3 INDEMNIFICATION. The Obligors shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The Obligors shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which an Obligor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Obligors with respect thereto.

12. NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party, as the case may be, at its address set forth below:

          If to the Obligors:   SHOLODGE, INC.
                                130 Maple Drive North
                                Hendersonville, Tennessee 37075
                                Attn: Leon Moore, President
                                Fax No. (615) 264-1758

          with copies to:       BOULT, CUMMINGS, CONNERS & BERRY, PLC
                                414 Union Street, Suite 1600
                                Nashville, Tennessee 37219
                                Attn: Patrick L. Alexander, Esq.
                                Fax No. (615) 252-6362

          If to Agent:          FOOTHILL CAPITAL CORPORATION
                                11111 Santa Monica Boulevard
                                Suite 1500
                                Los Angeles, California 90025-3333
                                Attn: Business Finance Division Manager
                                Fax No. 310.478.9788

          with copies to:       BROBECK, PHLEGER & HARRISON LLP
                                550 South Hope Street
                                Los Angeles, California 90071
                                Attn: John Francis Hilson, Esq.
                                Fax No. 213.745.3345

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by the Lender Group in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. The Obligors acknowledge and agree that notices sent by the Lender Group in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED

BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE SHALL NOT APPLY TO THE MORTGAGE OR THE DEED OF TRUST, THE METHOD OR PROCEDURE FOR FORECLOSING THE MORTGAGE OR THE DEED OF TRUST, OR THE RIGHT TO OBTAIN A DEFICIENCY FOLLOWING FORECLOSURE OF THE MORTGAGE OR THE DEED OF TRUST, WHICH MATTERS SHALL BE GOVERNED, WITH RESPECT TO EACH MORTGAGE AND THE DEED OF TRUST, BY THE LAW OF THE STATE IN WHICH THE PROPERTY SUBJECT TO THE MORTGAGE OR DEED OF TRUST IS LOCATED.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE OBLIGORS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

          THE OBLIGORS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE OBLIGORS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 ASSIGNMENTS AND PARTICIPATIONS.

               (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that the Obligors and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Obligors and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Obligors and Agent an Assignment and Acceptance in form and substance satisfactory to Agent; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (b) From and after the date that Agent notifies the assignor Lender (with a copy to Agent) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Obligors and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has



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deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by an Obligor hereunder shall be determined as if such Lender had not sold such participation; except that,



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if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, the Obligors, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to an Obligor or an Obligor's business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Obligors may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Obligors from their Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by the Obligors is required in connection with any such assignment.

     14.3 JOINDER OF ADDITIONAL LENDERS.

          (a) From time to time after the Closing Date, additional financial institutions acceptable to the Agent may be admitted to the credit facility and become a Lender hereunder upon the execution and delivery of a Joinder Agreement between the Agent and the financial institution joining the credit facility (the "Joining Lender") in the form of Exhibit 14.3 ("Joinder Agreement"); provided however, no financial institution shall be admitted as a Joining Lender unless its Commitment amount is at least $5,000,000. Joining Lenders may be added from time to time (i) to increase the Total Interim Commitment Amount of $30,000,000 up to the Total Maximum Commitment Amount of





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$46,500,000, and (ii) subject to compliance with Section 3.9, to increase the
Maximum Facility Amount as requested by the Obligors.

               (b) From and after the effective date of a Joinder Agreement, the Joining Lender thereunder shall be a party hereto and shall have the rights and obligations of a Lender under the Loan Documents.

               (c) By executing and delivering a Joinder Agreement, the Joining Lender thereunder confirms to and agrees with the other parties hereto as follows: (1) neither the Agent nor any Existing Lender makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, or the attachment, perfection or priority of any Lien or security interest granted by the Obligors to the Agent or any Lender in the Collateral; (2) neither the Agent nor any Existing Lender makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) the Joining Lender confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (4) such Joining Lender will, independently and without reliance upon the Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Joining Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers, including the discretionary rights and incidental powers, under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Joining Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon the execution and delivery of the Joinder Agreement by the parties thereto, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Joining Lender as a Lender hereunder and the resulting increase in the Total Commitment and the adjustment to the balances of the outstanding Loans allocated to each Lender as provided in the Joinder Agreement.





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15. AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by an Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Obligors and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Obligors and acknowledged by Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

               (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (f) release Collateral other than as permitted by Section 16.12;

               (g) change the definition of "Required Lenders";

               (h) release an Obligor from any Obligation for the payment of money; or

               (i) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Obligors, shall not require consent by or the agreement of the Obligors.




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     15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among the Obligors and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by the Obligors of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

     16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and the Obligors shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 16.11 and Section 16.17(d) hereof also shall be for the benefit of the Obligors. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements




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with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Obligors, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

     16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of an Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of an Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of the Obligors or the books or records or properties of any of the Obligors' Subsidiaries or Affiliates.

     16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this



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Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders (or Required Lenders if applicable) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or an Obligor referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Obligors and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Obligors. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property,



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financial and other condition and creditworthiness of the Obligors and any other
Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Obligors and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Obligors are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders



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acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding the Obligors or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Obligors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

     16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the principal of Agent hereunder without notice to or consent of the Lenders or Agent. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding the Obligors or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of the Obligors or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders and Agent acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its



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reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

     16.11 WITHHOLDING TAX.

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and the Obligors, to deliver to Agent and the Obligors:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and the Obligors of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Obligors to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Obligors to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Obligors to such Lender, such Lender agrees to




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undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12 COLLATERAL MATTERS.

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Obligors of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Obligors certify to Agent that the sale or disposition is permitted under
Section 4.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which an Obligor owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or is terminated in a transaction not prohibited by this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or the Obligors at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall



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not in any manner discharge, affect, or impair the Obligations or any Liens
(other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by an Obligor, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by an Obligor or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, and, as between Agent and the Lenders, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

               (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to an Obligor or any accounts of an Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata

Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or the Term Loan or otherwise.

     16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or the Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

           By signing this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Books, as well as on representations of the Obligors' personnel;

               (d) agrees to keep all Reports and other material, non-public information regarding the Obligors and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by each of the Obligors that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify the Obligors of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof and so that Obligors have a reasonable opportunity to prevent such disclosure by appropriate legal proceedings; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by an Obligor to Agent that has not been contemporaneously provided by an Obligor to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from an Obligor; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the




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Obligors, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Obligors the additional reports or information specified by such Lender, and, upon receipt thereof from the Obligors, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Obligors or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("Brobeck") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent any other Lender in connection with any such matters.

17. GENERAL PROVISIONS.

     17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each of the Obligors and each member of the Lender Group whose signature is provided for on the signature pages hereof.

     17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.



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     17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or the Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Agent, the Required Lenders, and the Obligors.

     17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Obligor or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of such Obligor or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                 "Obligors"           SHOLODGE, INC.,
                                      a Tennessee corporation

                                      By: /s/ Leon Moore
                                         --------------------------------------
                                      Title: President

                                      THE HOTEL GROUP, INC.,
                                      a Kansas corporation

                                      By: /s/ Leon Moore
                                         --------------------------------------
                                      Title: President

                 "Lender Group"       FOOTHILL CAPITAL CORPORATION,
                                      a California corporation, as Agent and as a Lender

                                      By: /s/ Christopher O'Conner
                                         --------------------------------------
                                      Title: Vice President





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